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                                                                     EXHIBIT 1.1

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     "ESTATUTOS SOCIALES DE AMERICA MOVIL, SOCIEDAD ANONIMA DE CAPITAL
VARIABLE":

                                   CLAUSULAS

     PRIMERA. La denominacion de la Sociedad es "AMERICA MOVIL", e ira seguida de las palabras "SOCIEDAD ANONIMA DE CAPITAL VARIABLE" o de sus abreviaturas "S.A. de C.V."

     SEGUNDA. El domicilio de la Sociedad es la Ciudad de Mexico, Distrito Federal, sin embargo podra establecer oficinas, sucursales o agencias en cualquier parte de la Republica Mexicana y en el extranjero, o someterse convencionalmente por cualquier acto, contrato o convenio a la aplicacion de leyes extranjeras o de cualquier estado de la Republica Mexicana y a las respectivas jurisdicciones de los tribunales, o a domicilios convencionales en Mexico o en el extranjero con objeto de recibir toda clase de notificaciones o emplazamientos judiciales o extrajudiciales, designando apoderados especiales o generales en el extranjero para dichos efectos o para cualquier otro efecto, sin que se entienda por ello cambiado su domicilio social.

     TERCERA. Los objetos de la sociedad son los siguientes:

     Promover, constituir, organizar, explotar, adquirir y tomar participacion en el capital social o patrimonio de todo genero de sociedades mercantiles o civiles, asociaciones o empresas, ya sean industriales, comerciales, de servicios o de cualquier otra indole, tanto nacionales como extranjeras, asi como participar en su administracion o liquidacion.

     Adquirir, bajo cualquier titulo legal, acciones, intereses, participaciones
o partes sociales de cualquier tipo de sociedades mercantiles o civiles, ya sea formando parte de su constitucion o mediante adquisicion posterior,

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asi como enajenar, disponer y negociar tales acciones, participaciones y partes sociales, incluyendo cualquier otro titulo-valor, asimismo, conforme a las disposiciones de caracter general que expida la Comision Nacional Bancaria y de Valores, y, siempre que las acciones de la Sociedad esten inscritas en la Seccion de Valores del Registro Nacional de Valores e Intermediarios, podra adquirir acciones representativas del capital social de la Sociedad sujeto a lo previsto por estos Estatutos.

     Construir, instalar, mantener, operar y explotar redes publicas de telecomunicaciones para prestar el servicio de telecomunicaciones, siempre y cuando la Sociedad cuente con las concesiones y permisos que legalmente se requirieren para ello.

     Adquirir el dominio directo sobre bienes inmuebles, sujeto a lo previsto en el articulo 27 de la Constitucion Politica de los Estados Unidos Mexicanos y en el Ley de Inversion Extranjera y su Reglamento.

     Arrendar y tomar en arrendamiento toda clase de bienes inmuebles y celebrar toda clase de actos juridicos por los que se obtenga o se conceda el uso o el uso y goce de bienes inmuebles.

     Adquirir, enajenar y celebrar cualesquiera otros actos juridicos que tengan por objeto bienes muebles, maquinaria, equipo y herramientas que sean necesarios
o convenientes para alcanzar los objetos sociales.

     Celebrar cualesquiera actos juridicos que tengan por objeto creditos o derechos.

     Celebrar cualesquiera actos juridicos relacionados con patentes, marcas y nombres comerciales.

     Prestar y recibir toda clase de servicios de asesoria y asistencia tecnica, cientifica y administrativa.

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     Emitir bonos y obligaciones.

     Establecer sucursales, agencias y oficinas en la Republica Mexicana o en el extranjero.

     Obrar como agente, representante o comisionista de personas o empresas, ya sean mexicanas o extranjeras.

     Dar o tomar dinero a titulo de prestamo.

     Aceptar, suscribir, avalar y endosar toda clase de titulos de credito.

     Otorgar toda clase de garantias, incluyendo la constitucion de derechos reales y afectaciones fiduciarias que sean necesarias o convenientes para alcanzar los objetos sociales.

     Garantizar, por cualquier medio legal, en forma gratuita u onerosa, incluyendo la constitucion de derechos reales y afectaciones fiduciarias, el cumplimiento de obligaciones de terceras personas, fisicas o morales, nacionales
o extranjeras y constituirse como deudor solidario de terceras personas, fisicas
o morales, nacionales o extranjeras.

     Celebrar cualquier acto o contrato que se relacione con los objetos sociales y que sea licito para una sociedad anonima.

     CUARTA. La duracion de la sociedad sera indefinida.

     QUINTA. La Sociedad es de nacionalidad mexicana. Los socios extranjeros actuales o futuros de la Sociedad se obligan formalmente con la Secretaria de Relaciones Exteriores de los Estados Unidos Mexicanos a considerarse como nacionales con respecto a las acciones de la Sociedad que adquieran o de que sean titulares, asi como con respecto a los bienes, derechos, concesiones, participaciones o intereses de los que sea titular la

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Sociedad, o bien de los derechos y obligaciones que se deriven de los contratos en que sea parte la Sociedad con autoridades mexicanas. En consecuencia, los socios extranjeros, actuales o futuros, se obligan, por lo mismo, a no invocar la proteccion de sus Gobiernos, bajo la pena, en caso contrario, de perder en beneficio de la Nacion las participaciones sociales que hubieren adquirido.

     SEXTA. El capital social es variable, con un minimo fijo de $402,900,048.30 (Cuatrocientos dos millones novecientos mil cuarenta y ocho pesos 30/100 moneda nacional), representado por un total de 16,116,001,932 acciones, de las cuales 3,806,767,010 (Tres Mil Ochocientas Seis Millones Setecientas Sesenta y Siete Mil Diez) son acciones comunes, de la Serie "AA", nominativas, sin valor nominal; 326,615,507 (Trescientas Veintiseis Millones Seiscientas Quince Mil Quinientas Siete) son acciones comunes de la Serie "A", nominativas, sin valor nominal y 11,982,619,415 (Once Mil Novecientas Ochenta y Dos Millones Seiscientas Diecinueve Mil Cuatrocientas Quince) son acciones nominativas de la Serie "L", sin valor nominal, de voto limitado.

     El capital maximo autorizado no podra exceder diez veces el importe del capital minimo fijo. El capital social estara representado por acciones de la Serie "AA", en un porcentaje no menor de 20% (veinte por ciento) y no mayor al 51% (cincuenta y uno por ciento) del capital social y que representaran en todo tiempo no menos del 51% (cincuenta y uno por ciento) de las acciones comunes que representen dicho capital social, que seran acciones comunes, nominativas y sin valor nominal, que solo podran ser suscritas, y adquiridas por inversionistas mexicanos; por acciones de la Serie "A",

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en un porcentaje que no exceda del 19.6% (diecinueve punto seis por ciento) del capital social y en un porcentaje que no exceda del 49% (cuarenta y nueve por ciento) de las acciones comunes en que se divida el capital social, que seran acciones comunes, nominativas y de libre suscripcion y por acciones de la Serie "L", de voto limitado y de libre suscripcion, en un porcentaje que, junto con las acciones de la Serie "A", no excedan del 80% (ochenta por ciento) del capital social.

     Cada vez que se incremente el capital social, el aumento correspondiente estara representado proporcionalmente por acciones de la Serie "AA", "A" y "L" en circulacion. La sociedad podra emitir acciones no suscritas, de cualquiera de las series que integren su capital social, para entregarse a medida que se realice la suscripcion.

     Las acciones comunes en que se divida el capital social deberan estar suscritas por inversionistas mexicanos en un minimo del 51% (cincuenta y un por ciento), que estaran representadas por acciones de la Serie "AA" y hasta el 49% (cuarenta y nueve porciento) restante, que estaran representadas por acciones de la Serie "A", podra ser adquirido por inversionistas mexicanos y por personas fisicas o morales y unidades economicas extranjeras o por empresas mexicanas en las que participe mayoritariamente el capital extranjero o en las que los extranjeros tengan, por cualquier titulo, la facultad de determinar el manejo de la empresa.

     Las acciones comunes de las Series "AA" y "A", en su conjunto, no podran representar mas del 51% (cincuenta y uno por ciento) de las acciones en que se divida el capital social.

     Las acciones de la Serie "L" seran de libre suscripcion y, en consecuencia con ello, podran ser

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adquiridas por inversionistas mexicanos y por personas fisicas o morales y unidades economicas extranjeras o por empresas mexicanas en las que participe mayoritariamente el capital extranjero o en las que los extranjeros tengan, por cualquier titulo, la facultad de determinar el manejo de la empresa. Las acciones de la Serie "L" seran consideradas como inversion neutra en los terminos de lo previsto por el articulo 18 y demas aplicables de la Ley de Inversion Extranjera, por lo que no se computaran para determinar el porcentaje de inversion extranjera en el capital social.

     Las acciones de la Serie "AA", que solo podran ser suscritas por inversionistas mexicanos, representaran en todo tiempo un porcentaje que no sea menor al 20% (veinte por ciento) del capital social. Las acciones de la Serie "A" y de la Serie "L", de libre suscripcion, en su conjunto, no podran representar un porcentaje mayor al 80% (ochenta por ciento) del capital social.

     Las acciones de la Serie "AA" solo podran ser suscritas o adquiridas por:

     a)   Personas fisicas de nacionalidad mexicana.

     b) Sociedades mexicanas cuya escritura social contenga clausula de exclusion de extranjeros de la que solo puedan ser socios o accionistas personas fisicas mexicanas y/o sociedades mexicanas cuya escritura social contenga, a su vez, clausula de exclusion de extranjeros.

     c) Sociedades Mexicanas en cuya escritura social se establezca que cuando menos el 51% (cincuenta y uno por ciento) de su capital social solamente pueda ser suscrito o adquirido por (i) personas fisicas de nacionalidad mexicana y/o (ii) sociedades mexicanas cuya escritura social contenga clausula de exclusion de extranjeros de las que solo puedan ser socios o accionistas personas fisicas mexicanas y/o

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          sociedades mexicanas cuya escritura social contenga, a su vez, clausula de exclusion de extranjeros, y/o (iii) sociedades mexicanas que admitan participacion extranjera minoritaria.

     d) Instituciones mexicanas de credito, de seguros y fianzas, y sociedades mexicanas de inversion que operen al amparo de la Ley de Sociedades de Inversion y cualquiera de los inversionistas institucionales a que se refiere el Articulo 122 de la Ley del Mercado de Valores.

     e) Fideicomisos que fueren expresamente aprobados para adquirir acciones de la Serie "AA" por las autoridades competentes de conformidad con la Ley de Inversion Extranjera y su Reglamento, en los que (i) la mayoria de los derechos de fideicomisario la tengan personas fisicas o morales que reunan los requisitos establecidos en los incisos a), b), y d) que anteceden o, (ii) las acciones de la Serie "AA" materia del fideicomiso representen una minoria de las acciones representativas de dicha Serie y tengan que ser votadas por el fiduciario en el mismo sentido que la mayoria de las acciones Serie "AA".


     Las acciones que emita la sociedad no podran ser adquiridas por Gobiernos o Estados extranjeros y, en caso de que esto sucediere, quedaran sin efecto ni valor alguno para su tenedor desde el momento de la adquisicion.

     SEPTIMA. Dentro de su respectiva serie, las acciones conferiran iguales derechos. Cada accion comun de las series "AA" y "A" da derecho a un voto en las Asambleas Generales de Accionistas. Las acciones de la serie "L" solo tendran derecho a voto en los asuntos que limitativamente para ellas se establecen en estos estatutos y se transcriben en los titulos de las mismas. Los titulos representativos de las acciones llevaran las firmas autografas de cualesquiera

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dos de los Consejeros Propietarios o bien su firma impresa en facsimil, si asi lo autorizara el Consejo de Administracion. En este ultimo caso, los originales de las firmas respectivas se depositaran en la Seccion de Comercio del Registro Publico de la Propiedad y del Comercio correspondiente. Los titulos de las acciones estaran numerados progresivamente y podran amparar una o varias acciones y llevaran adheridos cupones para el pago de dividendos. Los titulos de las acciones o los certificados provisionales deberan contener toda la informacion requerida por el Articulo ciento veinticinco de la Ley General de Sociedades Mercantiles y ademas de la clausula quinta de esta escritura.

     OCTAVA. Las acciones de la Serie "L" seran de voto limitado y con derecho a un dividendo preferente, emitidas al amparo del Articulo 113 de la Ley General de Sociedades Mercantiles. Las acciones de la Serie "L" solo tendran derecho de voto en los siguientes asuntos: prorroga de la duracion de la Sociedad, disolucion anticipada de la Sociedad, cambio de objeto de la Sociedad, cambio de nacionalidad de la Sociedad, transformacion de la Sociedad, fusion con otra sociedad, asi como la cancelacion de la inscripcion de las acciones que emita la sociedad en las secciones de valores o especial del Registro Nacional de Valores e Intermediarios y en otras Bolsas de Valores extranjeras, en las que se encuentren registradas, excepto de sistemas de cotizacion u otros mercados no organizados como bolsas de valores;

     Toda minoria de tenedores de acciones de voto restringido distintas a las que preve el articulo 113 de la Ley General de Sociedades Mercantiles o de voto limitado a que alude dicho precepto, que represente cuando menos un diez por ciento del capital social en una o ambas series accionarias, tendra el derecho de designar por lo menos a un Consejero Propietario y su respectivo Suplente. Solo podran

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revocarse los nombramientos de los consejeros designados por los accionistas a que se refiere este parrafo, cuando se revoque el de todos los demas. Este derecho debera de ejercitarse mediante notificacion por escrito dirigida al Presidente del Consejo de Administracion o al Secretario del propio Consejo que se presente con cuando menos dos dias habiles de anticipacion a la fecha en que hubiese sido convocada la Asamblea Ordinaria de Accionistas para designar, ratificar o revocar nombramientos a miembros del Consejo de Administracion.

     A falta de designacion de minorias a que se refiere el parrafo anterior, las acciones de la Serie "L", como clase por resolucion que sea adoptada en Asamblea Especial convocada para tal proposito, tendran derecho a designar dos Consejeros Propietarios y sus respectivos Suplentes para integrar el Consejo de Administracion de la sociedad, siempre que, la suma de los consejeros a que se refiere el parrafo anterior y este parrafo, en ningun caso exceda del porcentaje total del capital social que represente la Serie "L" dividido entre un factor de
10. Quien para ello sea autorizado por la Asamblea Especial, notificara por escrito al Presidente de la Asamblea Ordinaria que corresponda, los nombres de las personas que hubieren sido electas por la Serie "L" de acciones, para desempenar los cargos de miembros Propietarios y miembros Suplentes del Consejo de Administracion.

     Finalmente, las acciones de la Serie "L" podran asistir y votar, a razon de un voto por accion, en las Asambleas Extraordinarias de Accionistas que se reunan para resolver sobre la reforma al Articulo Decimosegundo de estos Estatutos relativo a la cancelacion de la inscripcion de las acciones de la Sociedad en la Seccion de Valores del Registro Nacional de Valores.

     Respecto a los derechos patrimoniales o pecuniarios cada accion otorgara a su tenedor los mismos derechos, por lo que todas las acciones participaran por igual, sin distincion, en cualquier dividendo, reembolso, amortizacion o

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distribucion de cualquier naturaleza, estando sujeto, en todo caso, a lo siguiente:

     a). En los terminos del Articulo Ciento Trece de la Ley General de Sociedades Mercantiles no podran asignarse dividendos a las acciones de la series "AA" y "A", sin que se pague a los de la Serie "L", de voto limitado, un dividendo anual del cinco por ciento sobre el valor teorico de las acciones de la Serie "L" que asciende a la cantidad de $0.025 M.N. (dos centavos y medio) por accion, o sea, un dividendo anual de $0.00125 M.N. (ciento veinticinco diezmilesimos de un peso) por accion, el cual se efectuara con cargo a la cuenta de utilidades retenidas de la Sociedad, que derive de los estados financieros de ejercicios anteriores debidamente aprobados por la Asamblea de Accionistas en los terminos del Articulo Diecinueve de la Ley General de Sociedades Mercantiles. Cuando en algun ejercicio social no se decreten dividendos o sean inferiores a dicho cinco por ciento, este se cubrira en los anos siguientes con la prelacion indicada.

     b).  Una vez que se hubiere cubierto el dividendo previsto en el subinciso
          a). anterior a las acciones de la Serie "L", si la Asamblea General de Accionistas decretare el pago de dividendos adicionales, los propietarios de acciones de la serie "AA" y "A" deberan de recibir el mismo monto de dividendo que hubieren recibido los tenedores de las acciones de la Serie "L", conforme al subinciso a). anterior en el ejercicio de que se trate o en ejercicios anteriores, con el proposito de que todos los accionistas reciban el mismo monto de dividendo.

     c). Una vez cubierto a los accionistas de las series "AA" y "A" el dividendo a que se refiere el subinciso b). anterior y que, en consecuencia, todos los accionistas hubiesen recibido o esten por recibir el mismo monto de dividendo, si la Sociedad realizare el pago de dividendos adicionales en el mismo ejercicio social, los tenedores de todas las acciones de las series "AA", "A" y "L" recibiran, por accion, el mismo monto de dividendo, con lo que cada

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          accion de la Serie "L" recibira el pago de dividendos adicionales en forma, monto y plazos identicos al que recibiere cada una de las acciones de las series "AA" y "A".

     d). En caso de que se liquidare la Sociedad, se debera cubrir a las acciones de la Serie "L", el dividendo preferente, acumulativo, equivalente al cinco por ciento sobre el valor teorico de las acciones que les correspondiere y que no hubiere sido cubierto conforme a lo previsto en el subinciso a). anterior antes de distribuir a todas las acciones el remanente distribuible. En tal caso, una vez pagado el dividendo indicado en la oracion anterior, se debera pagar a las acciones de la series "AA" y "A", un dividendo por accion equivalente al que hubieren recibido las acciones de la Serie "L".

     e). En el caso de aumento de capital social mediante la emision de nuevas acciones de la Serie "L" que se emitan para pago en efectivo o en especie, los tenedores de las acciones de la Serie "L" en circulacion tendran derecho a suscribir dichas nuevas acciones en la proporcion que les corresponda en los terminos previstos por estos estatutos.

     f). Las acciones de la Serie "L" participaran en iguales terminos que las acciones de las demas Series de acciones en todos los dividendos en acciones que fueren decretados por la Sociedad.

     NOVENA. Sujeto a lo previsto en estos estatutos sociales, a solicitud de los accionistas correspondientes, las acciones en que se divide la serie "A" de acciones de la sociedad podran ser canjeadas a la par en acciones de la Serie "L", mediante la entrega de aquellas a la Tesoreria de la sociedad y su cancelacion.

     DECIMA. Sujeto a lo previsto en estos estatutos, a partir del 2 de enero de 2001 (dos de enero de dos mil uno) y hasta el 31 de enero de 2001 (treinta y uno de enero de dos mil uno), a solicitud de los accionistas que lo deseen, estos podran canjear sus acciones de la Serie "L",

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por acciones de la Serie "AA", si el accionista respectivo es de nacionalidad mexicana y mediante el cumplimiento de los requisitos que establece y, en su caso establezcan las disposiciones normativas correspondientes, si el accionista respectivo es extranjero, mediante la entrega de aquellas a la Tesoreria de la sociedad.

     Habiendo presentado la solicitud dentro del periodo indicado en el parrafo anterior, en caso de que varios accionistas solicitaran en la misma fecha el canje de sus acciones de la Serie "L", por acciones de la Serie "AA" y no hubiere en la Tesoreria de la sociedad suficientes acciones de estas ultimas para satisfacer las solicitudes presentadas, el canje se hara entre todos los accionistas que hubieren solicitado el canje el mismo dia, en proporcion al numero de acciones que cada uno de ellos hubiese solicitado canjear. Al concluir el periodo indicado en el parrafo anterior no procedera canje alguno en los terminos de esta Clausula.

     DECIMOPRIMERA. Sujeto a lo previsto en estos estatutos, a solicitud de los accionistas titulares de las acciones que representen la Serie "AA", estas podran ser canjeadas a la par por acciones de la Serie "L", siempre que con ello las acciones de la Serie "AA" no representen un porcentaje menor al 20% (veinte por ciento) del capital social, mediante la entrega de aquellas a la Tesoreria de la sociedad.

     DECIMOSEGUNDA. La sociedad llevara un libro de registro de accionistas y considerara como dueno de las acciones a quien aparezca como tal en dicho libro. A solicitud de cualquier interesado, previa la comprobacion a que hubiere lugar, la sociedad debera inscribir en el citado libro las transmisiones que se efectuen.

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     En los terminos y para los efectos del articulo 130 de la Ley General de
Sociedades Mercantiles se establece que la transmision de las acciones emitidas por la Sociedad, solamente podra hacerse previa autorizacion del Consejo de Administracion en el caso de que el numero de acciones que se pretende transmitir, por si solo o sumado a operaciones anteriores del mismo accionista,
o de un grupo de accionistas vinculados entre si y que actuen en concertacion, signifique el diez por ciento (10%) o mas de las acciones emitidas por la sociedad con derecho a voto. Mientras la Sociedad mantenga las acciones que haya emitido, inscritas en el Registro Nacional de Valores e Intermediarios, la exigencia anterior, para el caso de las operaciones que se realicen a traves de la bolsa de valores, estara adicionalmente sujeta a las reglas que en su caso establezca la Ley del Mercado de Valores o las que conforme a la misma, emita la Comision Nacional Bancaria y de Valores. Si el Consejo de Administracion, en los terminos del presente articulo niega la autorizacion, designara uno o mas compradores de las acciones, quienes deberan pagar a la parte interesada el precio registrado en la bolsa valores. Para el caso de que las acciones no esten inscritas en el Registro Nacional de Valores e Intermediarios, el precio que se pague se determinara conforme al propio articulo 130 ya citado.

     Cuando las acciones de la Sociedad se encuentren inscritas en la Seccion de Valores del Registro Nacional de Valores e Intermediarios, en los terminos de la Ley del Mercado de Valores y de las disposiciones de caracter general que expida la Comision Nacional Bancaria y de Valores, en el caso de cancelacion de la inscripcion de las acciones de la Sociedad en la Seccion de Valores de dicho Registro, ya sea por solicitud de la propia Sociedad o por resolucion adoptada

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por la Comision Nacional Bancaria y de Valores en terminos de Ley, los accionistas que detenten el control de la Sociedad en ese momento, se obligan a realizar una oferta publica de compra previamente a la cancelacion, y por lo menos al precio que resulte mas alto: (i) del promedio del cierre de las operaciones que se hubieren efectuado durante los treinta dias en que hubieran cotizado las acciones, previos a la fecha de la oferta, o bien, (ii) al valor contable de la accion de acuerdo al ultimo reporte trimestral, presentado a la propia Comision y a la bolsa de valores antes de la oferta, salvo que la Comision Nacional Bancaria y de Valores al resolver la autorizacion de la oferta publica de compra de acciones tendiente a la cancelacion de la inscripcion referida, autorice un precio distinto. Los accionistas que detenten el control de la Sociedad no quedaran obligados a llevar a cabo la oferta publica mencionada si se acredita el consentimiento de la totalidad de los accionistas para la cancelacion correspondiente. La reforma de este parrafo de los Estatutos Sociales requiere: (i) de la aprobacion previa de la Comision Nacional Bancaria y de Valores y (ii) del acuerdo de la Asamblea Extraordinaria de accionistas adoptado con un quorum de votacion minimo del 95% (Noventa y Cinco) del capital social.

     Las sociedades de las cuales la Sociedad sea titular de la mayoria de sus acciones o partes sociales no deberan, directa o indirectamente, adquirir acciones representativas del capital social de la Sociedad, ni de ninguna otra sociedad que sea accionista mayoritaria de la Sociedad; o que, sin serlo, tengan aquellas conocimiento de que es accionista de la Sociedad, salvo en el caso de que tales sociedades en las que participe como accionista mayoritario la Sociedad adquieran acciones de la Sociedad

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para cumplir con opciones o planes de venta de acciones que se constituyan o que puedan otorgarse o disenarse en favor de empleados o funcionarios de dichas sociedades o de la propia Sociedad, siempre y cuando, el numero de acciones adquiridas con tal proposito no exceda del 25% (Veinticinco por ciento) del total de las acciones en circulacion de la Sociedad.

     DECIMOTERCERA. Con excepcion de los aumentos o disminuciones derivados de la recompra de acciones a que se refiere la Fraccion I del Articulo 14 Bis 3 de la Ley del Mercado de Valores, el capital variable de la sociedad podra aumentarse o disminuirse sin necesidad de reformar los estatutos sociales, con la unica formalidad de que los aumentos o disminuciones sean acordados en Asamblea Ordinaria de Accionistas y que se protocolice la misma por notario publico, sin que sea necesaria la inscripcion del testimonio de la escritura respectiva en la Seccion de Comercio del Registro Publico de la Propiedad y del Comercio correspondiente.

     El capital minimo fijo de la sociedad no podra aumentarse o disminuirse si ello no es acordado en Asamblea Extraordinaria de Accionistas y se reforman consecuentemente los estatutos sociales salvo que derive de colocacion de acciones propias adquiridas conforme a esta Clausula.

     Todo aumento o disminucion del capital social debera inscribirse en el libro que a tal efecto llevara la sociedad.

     Cuando se aumente el capital social todos los accionistas tendran derecho preferente en proporcion al numero de sus acciones de la Serie correspondiente para suscribir las que se emitan o las que se pongan en circulacion. El derecho que se confiere en este parrafo debera ser ejercitado dentro de los quince dias naturales siguientes a aquel en que se publiquen los acuerdos correspondientes en el Diario Oficial de la Federacion y en otro periodico de los de mayor circulacion en la Ciudad de

     Mexico, Distrito Federal. Este derecho no sera aplicable con motivo de la fusion de la sociedad, en la conversion de obligaciones, para oferta publica en los terminos del Articulo 81 de la Ley del Mercado de Valores y estos estatutos y para la colocacion de acciones propias adquiridas en los terminos del articulo 14 Bis 3 de la Ley del Mercado de Valores.

     En el caso de que quedaren sin suscribir acciones despues de la expiracion del plazo durante el cual los accionistas hubieren gozado del derecho de preferencia que se les otorga en esta Clausula, las acciones de que se trate podran ser ofrecidas a cualquier persona para suscripcion y pago en los terminos y plazos que disponga la propia Asamblea que hubiere decretado el aumento de capital, o en los terminos y plazos que disponga el Consejo de Administracion o los Delegados designados por la Asamblea a dicho efecto, en el entendido de que el precio al cual se ofrezcan las acciones a terceros no podra ser menor a aquel al cual fueron ofrecidas a los accionistas de la Sociedad para suscripcion y pago.

     La reduccion del capital social en su parte variable se efectuara por amortizacion proporcional de las series de acciones en que se divida dicho capital social, por amortizacion de acciones integras, mediante reembolso de las mismas a los accionistas a su valor en Bolsa al dia en que se decrete la correspondiente reduccion del capital social. Los accionistas tendran derecho a solicitar en la Asamblea respectiva la amortizacion proporcional de las acciones a que haya lugar y, en caso de que no se obtenga acuerdo para dicho proposito, las acciones que hayan de amortizarse seran determinadas por sorteo ante notario
o corredor publicos.

     Hecha la designacion de las acciones que habran de amortizarse, se publicara un aviso en el Diario Oficial de la Federacion y en otro periodico de los de mayor circulacion en la ciudad de Mexico, Distrito Federal, expresando el numero de las acciones que seran retiradas y el numero de los titulos de las mismas que como consecuencia deberan ser cancelados o, en su caso, canjeados y la institucion de credito en donde se deposite el importe del reembolso, el que quedara desde la fecha de la publicacion a disposicion de los accionistas respectivos sin devengar interes alguno.

     La Sociedad podra adquirir acciones representativas de su propio capital social a traves de la Bolsa de Valores, al precio corriente en el mercado, en los terminos del Articulo 14 Bis 3 de la Ley del Mercado de Valores, sin que sea aplicable la prohibicion establecida en el primer parrafo del articulo 134 de la Ley General de Sociedades Mercantiles, siempre que la compra se realice con cargo al capital contable en tanto pertenezcan dichas acciones a la propia sociedad, o en su caso, al capital social en el evento de que se resuelva convertirlas en acciones de tesoreria, en cuyo supuesto, no se requerira de asamblea de accionistas. La Asamblea General Ordinaria de Accionistas debera senalar expresamente, para cada ejercicio, el monto maximo de recursos que podra destinarse a la compra de acciones propias, con la unica limitante de que la sumatoria de los recursos que puedan destinarse a ese fin, en ningun caso exceda el saldo total de las utilidades netas de la sociedad, incluyendo las retenidas. Por su parte, el consejo de administracion debera designar al efecto a la o las personas responsables de la adquisicion y colocacion de acciones propias. En tanto pertenezcan las acciones a la propia sociedad, estas no podran ser representadas en asambleas de accionistas de cualquier clase.

     Las acciones propias que pertenezcan a la Sociedad o, en su caso, las acciones de tesoreria, sin perjuicio de lo establecido por la Ley General de Sociedades Mercantiles, podran ser colocadas entre el publico inversionista, sin que para este ultimo caso, el aumento de capital social correspondiente, requiera resolucion de asamblea de accionistas de ninguna clase, ni del acuerdo del consejo de administracion tratandose de su colocacion.

     La sociedad podra emitir acciones no suscritas de cualquier serie o clase que integren el capital social, las cuales se conservaran en la tesoreria de la sociedad para ser entregadas en la medida que se realice su suscripcion.

     Asimismo, previa autorizacion expresa de la Comision Nacional Bancaria y de Valores, la sociedad podra emitir acciones no suscritas para su colocacion en el publico, siempre que se mantengan en custodia en una institucion para el deposito de valores y se cumplan las condiciones previstas al efecto por el articulo 81 de la Ley del Mercado de Valores.

     En la Asamblea Extraordinaria de Accionistas en la que se decrete la emision de acciones no suscritas, debera hacerse renuncia expresa al derecho de preferencia a que se refiere el articulo 132 de la Ley General de Sociedades Mercantiles.

     Habiendo quorum en los terminos de los estatutos sociales, el acuerdo que se tome producira todos sus efectos, alcanzando a los accionistas que no hayan asistido a la asamblea, por lo que la sociedad quedara en libertad de colocar las acciones entre el publico, sin hacer la publicacion a que se refiere el articulo mencionado en el parrafo anterior. Cuando una minoria, que represente cuando menos el veinticinco por ciento (25%) del capital social con derecho de voto, vote en contra de la emision de acciones no suscritas, dicha emision no podra llevarse a cabo.

     En la convocatoria en la que se cite a Asamblea General Extraordinaria, se debera hacer notar expresamente que se reune para los fines precisados en el articulo 81 de la Ley del Mercado de Valores, haciendo mencion especial de lo establecido en la Fraccion X de ese mismo articulo.

     Cualquier accionista que vote en contra de las resoluciones durante la asamblea, tendra derecho a exigir de la sociedad la colocacion de sus acciones, al mismo precio en el que se ofrezcan al publico las acciones materia de la emision. La sociedad tendra obligacion de colocar en primer lugar las acciones pertenecientes a los accionistas inconformes.

     DECIMOCUARTA. Los accionistas tienen derecho a retirar parcial o totalmente sus aportaciones representadas por acciones en que se divida el capital social en su parte variable, siempre que, ademas de cenirse a lo ordenado en los articulos 220 y 221 de la Ley General de Sociedades Mercantiles, se sujeten a que el reembolso correspondiente se pague conforme al valor que resulte mas bajo de los dos siguientes: el 95% (noventa y cinco por ciento) del valor de cotizacion en Bolsa, obtenido del promedio de operaciones que se hayan efectuado durante los treinta dias en que se hayan cotizado las acciones de la sociedad, previos a la fecha en que el retiro deba surtir sus efectos, o bien el valor contable de las acciones de acuerdo al estado de posicion financiera correspondiente al cierre del ejercicio en que la separacion deba surtir sus efectos, previamente aprobado por la Asamblea General Ordinaria de Accionistas.

     El pago del reembolso sera exigible a la sociedad, a partir del dia siguiente a la celebracion de la Asamblea General Ordinaria de Accionistas que haya aprobado el estado de posicion financiera correspondiente al ejercicio en que el retiro deba surtir sus efectos.

     En caso de retiro parcial o total de aportaciones de un accionista, la disminucion consecuente del capital social, por el reembolso respectivo no requerira de Asamblea cualquiera de Accionistas.

                   DE LAS ASAMBLEAS GENERALES DE ACCIONISTAS

     DECIMOQUINTA. La Asamblea General de Accionistas es el organo supremo de la sociedad, estando subordinados a el todos los demas.

     DECIMOSEXTA. Las Asambleas Generales seran Ordinarias o Extraordinarias y se celebraran en el domicilio de la sociedad. Seran Extraordinarias aquellas en que se trate cualquiera de los asuntos enumerados en el Articulo ciento ochenta y dos de la Ley General de Sociedades Mercantiles y la cancelacion de la inscripcion de las acciones que emite y emita la Sociedad en las secciones de valores o especial del Registro Nacional de Valores e Intermediarios o en bolsas de valores extranjeras en las que estuvieren registradas las acciones en que se divida el capital social y seran Ordinarias todas las demas. Las Asambleas solo se ocuparan de los asuntos incluidos en la orden del dia.

     Las Asambleas Especiales que celebren los titulares de acciones de la Serie "L", con el proposito de designar a los dos miembros del Consejo de Administracion a los que tienen derecho, deberan ser convocadas anualmente por el Consejo de Administracion para que sean celebradas con anterioridad a la celebracion de la Asamblea General Anual Ordinaria de Accionistas. Las Asambleas Especiales de acciones de la Serie "L" que se reunan exclusivamente con el proposito de designar a los miembros del Consejo a los que tienen derecho, se regiran por las normas establecidas en estos estatutos para las Asambleas Generales Ordinarias de Accionistas convocadas en virtud de segunda convocatoria, en los terminos de la Clausula Vigesima Tercera de estos estatutos.

     DECIMOSEPTIMA. La Asamblea Ordinaria se reunira por lo menos una vez al ano, dentro de los cuatro meses siguientes a la clausura del ejercicio social correspondiente en la fecha que fije el Consejo y se ocupara, ademas de los asuntos incluidos en la orden del dia, de los enumerados en el Articulo ciento ochenta y uno de la Ley General de Sociedades Mercantiles. La Asamblea Extraordinaria se reunira siempre que hubiere que tratar alguno de los asuntos de su incumbencia, de los enumerados en el articulo ciento ochenta y dos de la Ley General de Sociedades Mercantiles o la cancelacion de la inscripcion de las acciones que emite y emita la Sociedad en las secciones de valores o especial del Registro Nacional de Valores e Intermediarios o en bolsas de valores extranjeras en las que estuvieren registradas las acciones en que se divida el capital social.

     DECIMOCTAVA. La convocatoria para las Asambleas debera hacerse por el Consejo de Administracion, por los Comisarios, por el Presidente del Consejo o el Secretario, o por la autoridad judicial, en su caso. Los accionistas con acciones con derecho a voto, incluso en forma limitada o restringida, que representen cuando menos el diez por ciento del capital social, podran solicitar se convoque a una asamblea general de accionistas en los terminos senalados en el articulo 184 de la Ley General de Sociedades Mercantiles.

     DECIMONOVENA. La convocatoria para las Asambleas se hara por medio de la publicacion de un aviso en el Diario Oficial de la Federacion o en uno de los periodicos de mayor circulacion en la Ciudad de Mexico, Distrito Federal, siempre con una anticipacion no menor de quince dias naturales a la fecha senalada para la reunion. Desde el momento en que se publique la convocatoria para las asambleas de accionistas, deberan estar a disposicion de los accionistas, de forma inmediata y gratuita, la informacion y los documentos disponibles relacionados con cada uno de los puntos establecidos en el orden del dia.

     VIGESIMA. La convocatoria para las Asambleas debera contener la designacion de lugar, fecha y hora en que haya de celebrarse la Asamblea, la orden del dia y la firma de quien o quienes la hagan.

     VIGESIMA PRIMERA. Podra celebrarse Asamblea sin previa convocatoria siempre que este representada la totalidad de las acciones con derecho a voto en los asuntos para los que fue convocada, en que se divida el capital social.

     VIGESIMA SEGUNDA. Las Asambleas Ordinarias de Accionistas reunidas en virtud de primera convocatoria se consideraran legalmente instaladas cuando este representada, por lo menos, la mitad de las acciones comunes que representen el capital social y sus resoluciones seran validas si se adoptan por mayoria de los votos presentes.

     VIGESIMA TERCERA. Si la Asamblea Ordinaria no pudiere celebrarse el dia senalado para su reunion, se publicara una segunda convocatoria con expresion de esta circunstancia, en la que se citara para una fecha no anterior a siete dias naturales de aquel para el que fue senalada en primera convocatoria y en la junta se resolvera sobre los asuntos indicados en la orden del dia, por mayoria de votos, cualquiera que sea el numero de acciones comunes representadas.

     VIGESIMA CUARTA. Las Asambleas Extraordinarias de Accionistas reunidas por virtud de primera convocatoria, para tratar asuntos en los que las acciones de la Serie "L" no tengan derecho de voto, se consideraran legalmente instaladas si estan presentes, por lo menos, las tres cuartas partes de las acciones comunes con derecho de voto en los asuntos para los que fue convocada, de aquellas en que se divida el capital social y sus resoluciones seran validas si se adoptan, cuando menos, por mayoria de las acciones comunes que tengan derecho de voto, de aquellas en que se divida el capital social.

     Las Asambleas Extraordinarias de Accionistas que sean convocadas para tratar alguno de los asuntos en los que tengan derecho de voto las acciones de la Serie "L" seran legalmente instaladas si esta representado, por lo menos, las tres cuartas partes del capital social y las resoluciones se tomaran por el voto de las acciones que representen la mayoria de dicho capital social.

     Las Asambleas Extraordinarias de Accionistas reunidas por virtud de ulteriores convocatorias, para tratar alguno de los asuntos en los que las acciones de la Serie "L" no tengan derecho de voto, se consideraran legalmente instaladas si esta representado, por lo menos, la mayoria de las acciones comunes con derecho de voto en los asuntos para los que fue convocada y sus resoluciones seran validas si se adoptan, cuando menos, por el numero de acciones comunes que representen la mayoria de dicho capital social con derecho de voto en los asuntos para los que fue convocada.

     En ulteriores convocatorias para Asambleas Extraordinarias de Accionistas, convocadas para resolver asuntos en los que las acciones de la Serie "L" tengan derecho de voto, estas se consideraran legalmente instaladas si esta representada, por lo menos, la mayoria del capital social y sus resoluciones seran validas si se adoptan, cuando menos, por el numero de acciones que representen la citada proporcion de acciones de aquellas en que se divida dicho capital social.

     Para que las resoluciones adoptadas en las Asambleas Extraordinarias de Accionistas reunidas por virtud de primera o ulteriores convocatorias para tratar alguno de los asuntos en los que tengan derecho de voto las acciones de la Serie "L" sean legalmente acordadas, se requerira, ademas de los requisitos que se establecen en los parrafos que anteceden, que las mismas sean aprobadas por la mayoria de las acciones comunes de las Series "AA" y "A", en que se divida el capital social.

     Los accionistas con acciones con derecho a voto, incluso en forma limitada
o restringida, que representen cuando menos el 10% de las acciones representadas en una asamblea, podran solicitar que se aplace la votacion de cualquier asunto respecto del cual no se consideren suficientemente informados, ajustandose a los terminos y condiciones senalados en el articulo 199 de la Ley General de Sociedades Mercantiles.

     VIGESIMA QUINTA. Para que los accionistas tengan derecho de asistir a las Asambleas y a votar en ellas, deberan depositar los titulos de sus acciones o, en su caso, los certificados provisionales, en la Secretaria de la Sociedad, cuando menos un dia antes de la celebracion de la Asamblea, recogiendo la tarjeta de entrada correspondiente. Tambien podran depositarlos en una institucion de credito de la Republica o del extranjero o en una casa de bolsa de la Republica Mexicana y en este caso, para obtener la tarjeta de entrada, deberan presentar en la Secretaria de la Sociedad un certificado de tal institucion que acredite el deposito de los titulos y la obligacion de la institucion de credito, de la casa de bolsa o de la institucion de deposito respectiva de conservar los titulos depositados hasta en tanto el Secretario del Consejo de Administracion le notifique que la Asamblea ha concluido. La Secretaria de la Sociedad entregara a los accionistas correspondientes una tarjeta de admision en donde constara el nombre del accionista, el numero de acciones depositadas y el numero de votos a que tiene derecho por virtud de dichas acciones.

     VIGESIMA SEXTA. Los accionistas podran hacerse representar en las Asambleas por medio de mandatarios nombrados mediante simple carta poder, en la inteligencia de que no podran ejercer tal mandato los miembros del Consejo de Administracion ni los Comisarios.

     En adicion a lo anterior, los accionistas podran hacerse representar en las Asambleas por medio de mandatarios nombrados mediante poder otorgado en formularios elaborados por la propia Sociedad, que: (i) senalen de manera notoria la denominacion de la Sociedad, asi como la respectiva orden del dia, no pudiendo incluirse bajo el rubro de asuntos generales los puntos a que se refieren los articulos 181 y 182 de la Ley General de Sociedades Mercantiles, y (ii) contengan espacio para las instrucciones que senale el otorgante para el ejercicio del poder.

     La Sociedad debera mantener a disposicion de los intermediarios del mercado de valores que acrediten contar con la representacion de los accionistas de la propia Sociedad, durante el plazo a que se refiere el articulo 173 de la Ley General de Sociedades Mercantiles, los formularios de los poderes, a fin de que aquellos puedan hacerlos llegar con oportunidad a sus representados.

     El secretario del consejo de administracion de la Sociedad estara obligado a cerciorarse de la observancia de lo dispuesto anteriormente e informar sobre ello a la asamblea, lo que se hara constar en el acta respectiva.

     VIGESIMA SEPTIMA. Las Asambleas seran presididas por el Presidente del Consejo y a falta de este indistintamente por uno de los Vice-presidentes y a falta de ellos, por uno de los consejeros mexicanos presentes y, faltando todos estos, por la persona que designen los mismos concurrentes a la Asamblea. Fungira como Secretario el del Consejo o el Pro-Secretario y faltando estos dos, la persona que el Presidente en funciones designe.

     VIGESIMA OCTAVA. Al iniciarse la Asamblea, quien la presida nombrara dos escrutadores para hacer el recuento de las acciones representadas en la misma, quienes deberan formular una lista de asistencia en la que anotaran los nombres de los accionistas en ella presentes o representados y el numero de acciones que cada uno de ellos hubiere depositado para comparecer a la correspondiente Asamblea.

     VIGESIMA NOVENA. Si instalada una Asamblea legalmente no hubiere tiempo para resolver sobre todos los asuntos para los que fuere convocada, siempre que ello asi sea resuelto por el numero de votos que para adoptar validamente resoluciones en esa asamblea se requiera, podra suspenderse y continuarse los dias siguientes, sin necesidad de nueva convocatoria.

     Las resoluciones que sean adoptadas en la continuacion de la asamblea seran validas si se aprueban por el numero de votos que para ello se requiera en estos estatutos.

     TRIGESIMA. De cada asamblea de Accionistas se levantara acta, en la cual se consignaran las resoluciones aprobadas, debera ser asentada en el libro de actas correspondiente y sera firmada por quien haya presidido la reunion, por la persona que haya actuado como Secretario y el o los Comisarios en funciones que asistan.

     TRIGESIMA BIS. Los accionistas con acciones con derecho a voto, incluso en forma limitada o restringida, que representen cuando menos el 20% del capital social, podran oponerse judicialmente a las resoluciones de las asambleas generales, respecto de las cuales tengan derecho de voto, siempre que se satisfagan los requisitos del articulo 201 de la Ley General de Sociedades Mercantiles, siendo igualmente aplicable el articulo 202 de dicha ley.

     Los accionistas que representen cuando menos el quince por ciento del capital social, podran ejercitar directamente la accion de responsabilidad civil contra los administradores, siempre que se satisfagan los requisitos establecidos en el articulo 163 de la Ley General de Sociedades Mercantiles. Dicha accion podra ejercerse tambien respecto de los comisarios e integrantes del comite de auditoria, ajustandose al citado precepto legal.

                                 ADMINISTRACION

     TRIGESIMA PRIMERA. La Administracion de la sociedad estara encomendada a un Consejo de Administracion que se integrara por el numero no menor de 5 (cinco) miembros que determine la Asamblea Ordinaria. La Asamblea podra designar suplentes hasta por un numero igual al de los miembros propietarios y, si asi lo hiciese, tendra la facultad de determinar la forma en que los suplentes supliran a los propietarios, en el concepto de que, si la Asamblea no determina lo anterior, cualquier suplente podra suplir a cualquiera de los propietarios, salvo los suplentes designados por los accionistas de la Serie "L", los cuales solo podran suplir a los consejeros propietarios designados por dicha Serie, en forma indistinta y los suplentes designados por accionistas en ejercicio de su derecho de minoria, los cuales solo podran suplir a los consejeros propietarios designados por dicha minoria. La mayoria de los miembros propietarios y suplentes del Consejo de Administracion deberan ser en todo tiempo de nacionalidad mexicana y designados por accionistas mexicanos. Los miembros propietarios y suplentes seran designados, por el voto mayoritario de las acciones comunes de las Series "AA" y "A" en que se divide el capital social y los dos miembros propietarios y suplentes restantes, por el voto mayoritario de las acciones de la Serie "L" del capital social.

     Los miembros del Consejo de Administracion no necesitaran ser accionistas. Cualquier accionista o grupo de accionistas que represente, cuando menos, un diez por ciento de las acciones comunes en que se divida el capital social, tendra derecho a nombrar un Consejero Propietario y un Consejero Suplente y en este caso ya no podra ejercer sus derechos de voto para designar los Consejeros Propietarios y sus Suplentes que corresponda elegir a la mayoria. Si cualquier accionista o grupo de accionistas que represente, cuando menos, un 10% (diez por ciento) de las acciones comunes en que se divide el capital social ejercita el derecho de nombrar un consejero Propietario y su Suplente, la mayoria solo tendra derecho a designar el numero de Consejeros faltantes que corresponda nombrar a dicha mayoria. Los Consejeros seran elegidos por un ano y continuaran en el desempeno de sus funciones aun cuando hubiere concluido el plazo para el que hayan sido designados, en tanto las personas nombradas para substituirlos tomen posesion de sus cargos. Los Consejeros podran ser reelectos y percibiran la remuneracion que determine la Asamblea General de Accionistas. Los Consejeros suplentes designados substituiran a sus respectivos Consejeros Propietarios que estuvieren ausentes.

     Unicamente, para los efectos administrativos de la Ley del Mercado de Valores, en la operacion del Consejo de Administracion se procurara cumplir con los siguientes principios:

     El Consejo de Administracion no tendra mas de 20 (veinte) miembros.

     Al menos el 25% (veinticinco porciento) de los miembros del consejo deberan ser independientes en los terminos de lo previsto por el Articulo 14 Bis de la Ley del Mercado de Valores.

     Por cada consejero propietario se designara a su respectivo suplente, en el entendido de que los consejeros suplentes de los consejeros independientes, deberan tener este mismo caracter.

     El reporte del comite de auditoria debera presentarse a la asamblea de accionistas.

     Los Comisarios deberan ser convocados, ademas de a las sesiones del consejo de administracion, a todas las sesiones de aquellos organos intermedios de consulta en los que el consejo de administracion haya delegado alguna facultad.

     Los requisitos previstos en el parrafo anterior no son formalidades que requieran estos estatutos, no generaran ni le otorgaran el derecho a los accionistas o a terceros, en relacion con los actos juridicos, contratos, acuerdos,

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convenios o cualquier otro acto que celebre la Sociedad por medio de, o a traves de su Consejo de Administracion o cualquier otro organo intermedio, delegado, mandatario o apoderado, ni se consideraran requisitos de validez o existencia de tales actos.

     TRIGESIMA SEGUNDA. Ni los miembros del Consejo de Administracion y sus suplentes ni el Comisario y su suplente, ni, en su caso, los miembros del Comite Ejecutivo, o de cualquier otro Comite, incluyendo el Comite de Auditoria ni los administradores y gerentes deberan de prestar garantia para asegurar el cumplimiento de las responsabilidades que pudieren contraer en el desempeno de sus encargos, salvo que la Asamblea de Accionistas que los hubiere designado establezca dicha obligacion.

     TRIGESIMA TERCERA. El Consejo de Administracion se reunira cuando menos una vez cada tres meses en la Ciudad de Mexico o en cualquier otro lugar de la Republica Mexicana que para tal efecto se senale, y en las fechas que para tal proposito establezca el propio Consejo. Estas juntas deberan ser convocadas por al menos el 25% (veinticinco porciento) de los miembros del Consejo, por el Presidente del mismo, o por cualquiera de los Comisarios de la Sociedad, o por el Secretario o Pro-Secretario de dicho cuerpo colegiado.

     Ademas de las juntas regulares a que se alude anteriormente, el Consejo de Administracion se reunira siempre que por cualquier medio escrito fehaciente sean citados para tal efecto sus miembros con una anticipacion no menor de cinco dias naturales, por el Presidente o por al menos el 25% (veinticinco porciento) de los Consejeros o por uno de los Comisarios o por el Secretario o Pro-Secretario de dicho cuerpo colegiado. Los Comisarios deberan ser citados a todas las Sesiones del Consejo, a las que podran asistir con voz pero sin voto.

     Las convocatorias para las Sesiones de Consejo de Administracion deberan contener la orden del dia a la que la reunion respectiva debera sujetarse. El Consejo funcionara validamente siempre que concurran la mayoria de los miembros que lo integran y siempre que los asistentes sean mexicanos en su mayoria y sus resoluciones seran validas si se adoptan por mayoria de votos de los consejeros que asistan a la Sesion. En caso de empate, el Presidente del Consejo de Administracion tendra voto de calidad.

     Para resolver respecto de cualquiera de los asuntos que se relacionan en los puntos (1) a (12) de la Clausula Cuadragesima, el Consejo de Administracion consultara previamente al Comite Ejecutivo. Para este efecto el Comite Ejecutivo estara obligado a hacer llegar su recomendacion en un plazo no mayor a diez dias naturales contados a partir del requerimiento del Consejo, del Presidente del Consejo de Administracion o del Director General de la Sociedad. En caso de que el Comite Ejecutivo no haga llegar su recomendacion en el plazo indicado o bien si los miembros del Comite no llegan a un acuerdo en una sesion debidamente convocada de dicho Comite, entonces el Consejo resolvera sobre cualquier punto, aun sin contar con recomendacion alguna del Comite Ejecutivo.

     No obstante lo anterior, si se determina por la mayoria de los miembros del Consejo de Administracion o cualquier organo de la Sociedad, incluyendo al Director General, de buena fe que el asunto sujeto a revision por el Comite Ejecutivo no puede esperar hasta la siguiente sesion para su revision y consideracion, porque el tiempo sea esencial, entonces ese asunto en particular podra ser resuelto por el Consejo y/o por cualquier organo de la Sociedad incluyendo al Director General, sin la recomendacion del Comite Ejecutivo.

     TRIGESIMA CUARTA. De cada Sesion del Consejo se levantara acta, en la que se consignaran la resoluciones aprobadas, debera ser asentada en el libro de actas correspondiente y sera firmada por quien haya presidido la Sesion y por la persona que haya actuado como Secretario.

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     De conformidad con lo previsto en el ultimo parrafo del Articulo Ciento
Cuarenta y Tres de la Ley General de Sociedades Mercantiles, el Consejo de Administracion podra validamente tomar resoluciones sin ser necesario que se reunan personalmente sus miembros en sesion formal; de igual forma lo podra hacer el Comite Ejecutivo. Los acuerdos que se tomen fuera de sesion deberan ser aprobados, en todos los casos, por el voto favorable de la totalidad de los miembros propietarios del organo de que se trate o, en caso de ausencia definitiva o incapacidad de alguno de ellos, con el voto favorable del miembro suplente que corresponda, de conformidad con las siguientes disposiciones:

          I. El Presidente, por su propia iniciativa o a peticion del Comisario
     o de cualesquiera dos miembros propietarios del Consejo de Administracion o del Comite Ejecutivo, debera comunicar a todos los miembros propietarios o, en su caso, suplentes del organo social de que se trate y al Comisario, en forma verbal o escrita y por el medio que estime conveniente, de los acuerdos que se pretendan tomar fuera de sesion y las razones que los justifiquen. Asimismo, el Presidente debera proporcionar a todos ellos, en caso de que lo solicitaren, toda la documentacion y aclaraciones que requieran al efecto. El Presidente podra auxiliarse de uno o mas miembros del Consejo o del Comite que el determine, o del Secretario o su suplente, para realizar las comunicaciones referidas.

          II. En el caso de que la totalidad de los miembros propietarios del Consejo o del Comite Ejecutivo o, en su caso, los suplentes cuyo voto se requiera, manifestaren verbalmente al Presidente o a los miembros que lo auxilien su consentimiento con los acuerdos o resoluciones que se les hubieren sometido a consideracion, deberan confirmar por escrito su consentimiento a mas tardar el segundo dia habil siguiente a la fecha en que lo hubieren manifestado en la forma que se establece en la Fraccion III siguiente. La confirmacion escrita se debera enviar al Presidente y al Secretario a traves del correo, telex, telefax, telegrama o mensajeria, o a traves de cualquier otro medio que garantice que la misma se reciba dentro de los dos dias habiles siguientes.

          III. Para los efectos de lo previsto en la Fraccion II anterior, el Presidente debera enviar por escrito a cada uno de los miembros del organo de que se trate, ya sea directamente o a traves de las personas que lo auxilien, un proyecto formal de acta que contenga los acuerdos o resoluciones que se pretendan adoptar fuera de sesion y cualquier otra documentacion que estime necesaria, con el proposito de que, en su caso, una vez hechas las modificaciones que se requieran, el proyecto de acta de que se trate sea reenviado al Presidente y al Secretario, debidamente firmado de conformidad al calce, por cada uno de los miembros del Consejo o del Comite Ejecutivo, segun sea el caso.

          IV. Una vez que el Presidente y el Secretario reciban las confirmaciones por escrito de la totalidad de los miembros del organo de que se trate, procederan de inmediato a asentar el acta aprobada en el libro de actas respectivo, la cual contendra la totalidad de las resoluciones tomadas, misma que se legalizara con la firma del Presidente y del Secretario. La fecha del acta senalada sera aquella en la cual se obtuvo el consentimiento verbal o escrito de todos los miembros de que se trate, aun cuando en tal momento no se hubieren recibido las confirmaciones por escrito, mismas que una vez recibidas deberan integrarse a un expediente que al efecto debera llevar la Sociedad. Asimismo, deberan integrarse a dicho expediente las observaciones por escrito que en su caso hubiere hecho el Comisario al proyecto de resoluciones respectivo.

     TRIGESIMA QUINTA. El Consejo de Administracion, en la primera junta que celebre despues de verificarse la Asamblea de Accionistas que lo hubiere nombrado y si esta Asamblea no hubiere hecho las designaciones o en cualquier otra sesion que celebre, nombrara de entre sus miembros un Presidente, que debera ser mexicano y podra designar, si lo estima pertinente, uno o varios Vicepresidentes, un Tesorero y un Secretario, asi como uno o varios Pro-Tesoreros y Pro-Secretarios, en el concepto de que el Tesorero, el Secretario, los Pro-Tesoreros y Pro-Secretarios podran ser o no miembros del Consejo de Administracion. Estos cargos, salvo los de Presidente y Vicepresidente, los de Tesorero y Pro-Tesorero, de Secretario y Pro-Secretario podran ser desempenados por una sola persona. Las faltas temporales o definitivas del Presidente seran suplidas indistintamente por uno de los Vicepresidentes mexicanos, si los hubiere y, faltando estos, por cualquier Consejero mexicano y las del Tesorero y del Secretario, respectivamente, por un Pro-Tesorero y un Pro-Secretario, si los hubiere, o faltando estos por la persona que el Consejo designe.

                         DE LAS FACULTADES DEL CONSEJO

     TRIGESIMA SEXTA. El Consejo de Administracion tendra las mas amplias facultades para la buena administracion de los negocios de la Sociedad, con poder general amplisimo para pleitos y cobranzas, para administrar bienes y para ejercer actos de dominio, sin limitacion alguna, o sea con todas las facultades generales y las especiales que requieran clausula especial conforme a la ley, en los terminos de los tres primeros parrafos del Articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal, incluidas las facultades que enumera el Articulo dos mil quinientos ochenta y siete del mismo ordenamiento. De una manera enunciativa y no limitativa, se le fijan de una manera expresa las siguientes facultades:

          I. Representar a la sociedad ante toda clase de autoridades, sean estas Federales, Estatales o Municipales; representar a la Sociedad ante toda clase de personas fisicas o morales, nacionales o extranjeras; representar a la sociedad ante Juntas de Conciliacion y ante Juntas de Conciliacion y Arbitraje, sean estas Federales o Locales, con facultades expresas para todos los efectos previstos en las fracciones II y III del Articulo 692 de la Ley Federal del Trabajo, en concordancia con los Articulos 786 y 876 del mismo ordenamiento normativo, por lo que queda expresamente facultado para absolver y articular posiciones a nombre y en representacion de la sociedad, conciliar, transigir, formular convenios, presentar denuncias y querellas, presentar y desistirse de toda clase de juicios y recursos, aun el de amparo, y representar a la sociedad ante toda clase de autoridades, ya sean judiciales, administrativas y cualesquiera otras que se aboquen al conocimiento de conflictos laborales; presentar demandas de amparo y, en su caso, desistirse de las mismas; presentar querellas y, en su caso, conceder el perdon; presentar denuncias y constituirse en coadyuvante del Ministerio Publico; desistirse; transigir; comprometer en arbitros; absolver y articular posiciones; recusar y recibir pagos.

          II. Otorgar, suscribir, endosar y avalar toda clase de titulos de credito.

          III. Designar a los funcionarios, empleados, gerentes y apoderados de la sociedad, a quienes debera senalar sus deberes, obligaciones y remuneracion.

          IV. Establecer o clausurar oficinas, sucursales o agencias.

          V. Adquirir acciones, participaciones sociales y valores emitidos por terceros y ejercitar el derecho de voto sobre tales acciones o participaciones sociales de otras empresas, en el concepto de que el Consejo de Administracion requerira de autorizacion previa de la Asamblea General Ordinaria de Accionistas para la adquisicion o enajenacion de acciones o el ejercicio del derecho de retiro, exclusivamente en los siguientes supuestos:

               1. Cuando el valor de adquisicion de acciones de otra sociedad, por virtud de una o varias adquisiciones simultaneas o sucesivas, exceda del veinte por ciento del valor del capital contable de la Sociedad, segun su ultimo estado de posicion financiera. No se requerira la aprobacion por la Asamblea General Ordinaria de Accionistas en el caso de que se adquieran acciones o partes sociales de otras sociedades, cuyas actividades sean coincidentes con las actividades industriales, comerciales o de servicios de esta Sociedad.

               2. Cuando el valor de enajenacion de acciones de otras sociedades, por virtud de una o varias enajenaciones simultaneas o sucesivas, exceda del veinte por ciento del valor del capital contable, segun el ultimo estado de posicion financiera de la Sociedad. Se requerira asimismo la aprobacion de la Asamblea General Ordinaria de Accionistas en el caso de que se enajenen acciones o partes sociales, si tal enajenacion implica, por virtud de una o varias operaciones, simultaneas o sucesivas, la perdida del control de la Sociedad de que se trate, cuyas actividades sean coincidentes con las actividades industriales, comerciales o de servicios de esta Sociedad; y

               3. Para ejercer, en los terminos del Articulo Doscientos Veinte de la Ley General de Sociedades Mercantiles, el derecho de retiro que corresponda a las acciones de capital variable de las cuales sea accionista la Sociedad, cuando ello represente, por virtud de uno o varios actos simultaneos o sucesivos, el reembolso de acciones cuyo valor exceda del veinte por ciento del valor del capital contable de la Sociedad, segun el ultimo estado de posicion financiera. Se requerira, asimismo, la aprobacion de la Asamblea General Ordinaria de Accionistas en el caso de que el retiro implique, por virtud de uno o varios actos simultaneos o sucesivos, la perdida del control de la Sociedad de que se trate cuyas actividades sean coincidentes con las actividades industriales, comerciales o de servicios de esta Sociedad.

          VI. Celebrar, modificar, terminar y rescindir contratos.

          VII. Aceptar a nombre de la sociedad mandatos de personas fisicas y morales, Mexicanas o Extranjeras.

          VIII. Establecer cuentas bancarias y retirar depositos de la mismas y designar las personas autorizadas para uso de la firma social, para depositar en las referidas cuentas bancarias y retirar depositos de estas, con las limitaciones que el Consejo tuviere a bien establecer.

          IX. Constituir garantias reales y personales y afectaciones fiduciarias para garantizar obligaciones de la sociedad y constituirse en deudor solidario, fiador y, en general, obligado al cumplimiento de obligaciones de terceras personas y establecer las garantias reales y afectaciones fiduciarias para asegurar el cumplimiento de estas obligaciones.

          X. Conferir, substituir y delegar poderes generales y especiales para actos de dominio, que deberan ser otorgados para que sean ejercitados conjuntamente por cuando menos dos personas y conferir, substituir y delegar poderes generales y especiales para actos de administracion y para pleitos y cobranzas, siempre que con ello no se substituya totalmente al Consejo en sus funciones y revocar poderes.

          XI. Conferir facultades para otorgar, suscribir, endosar y avalar toda clase de titulos de credito, en el entendido de que la facultad para avalar titulos de credito, debera ser siempre conferida para que sea ejercitada conjuntamente por cuando menos dos personas.

          XII. Convocar a Asambleas de Accionistas y ejecutar las resoluciones que se adopten en las mismas.

          XIII. Sera facultad exclusiva e indelegable del Consejo de Administracion determinar el sentido en que deban ser emitidos los votos correspondientes a las acciones propiedad de la Sociedad, en las Asambleas de Accionistas de las sociedades en que la Sociedad sea titular de la mayoria de las acciones.

          XIV. Celebrar cualesquiera actos juridicos y adoptar cualesquiera determinaciones que sean necesarias o convenientes para lograr los objetos sociales.

                      DEL PRESIDENTE Y DEL VICEPRESIDENTE


     TRIGESIMA SEPTIMA. El Presidente, que debera ser mexicano, presidira las Asambleas de Accionistas y las Sesiones del Consejo, sera el representante del Consejo, ejecutara las resoluciones de las Asambleas y del Consejo de Administracion, a menos que aquella o este designen un

Delegado para la ejecucion de las mismas, vigilara en general las operaciones sociales, cuidando del exacto cumplimiento de esta escritura, de los reglamentos y de los acuerdos y disposiciones de las Asambleas, del Consejo y de la Ley y firmara en union del Secretario las actas de las Asambleas y del Consejo. En caso de ausencia temporal o definitiva del Presidente, sus funciones seran desempenadas con las mismas facultades por uno de los Vicepresidentes; faltando el o los Vicepresidentes, la mayoria de los Consejeros designara a quien deba substituir temporalmente al Presidente del Consejo, que debera ser mexicano y de entre los designados por la mayoria de los acciones comunes.

                                  DEL TESORERO

     TRIGESIMA OCTAVA. El Tesorero tendra las atribuciones que el Consejo de Administracion le asigne, pudiendo substituirlo en caso de ausencia el Pro-Tesorero y faltando este, la persona que el Consejo designe.

                                 DEL SECRETARIO

     TRIGESIMA NOVENA. El Secretario tendra las facultades que el Consejo le asigne y llevara los libros de actas, en uno de los cuales asentara y firmara con el Presidente todas las actas de las Asambleas de Accionistas y en otro todas las actas del Consejo de Administracion. En caso de ausencia hara sus veces el Pro-Secretario, si lo hubiere, y en ausencia de este la persona que el Presidente en funciones designe.

                              DEL COMITE EJECUTIVO

     CUADRAGESIMA. La Asamblea de Accionistas, por el voto favorable de la mayoria de las acciones comunes representativas del capital social, nombrara de entre los miembros del Consejo de Administracion a un Comite Ejecutivo que estara integrado por el numero de miembros propietarios y, en su caso, los suplentes que determine la Asamblea. La mayoria de los miembros del Comite Ejecutivo deberan ser de nacionalidad mexicana y designados por accionistas mexicanos por el voto favorable de la mayoria de las acciones comunes representativas del capital social.

     El Comite Ejecutivo es un organo delegado del Consejo de Administracion y tendra las facultades que se establecen en la Clausula Trigesimosexta de estos estatutos, excepto la referida en el parrafo XII de dicha Clausula, en el concepto de que las facultades conferidas al Comite Ejecutivo no comprenderan las reservadas privativamente por la Ley o los estatutos a otro organo de la sociedad. El Comite Ejecutivo no podra delegar la totalidad de sus facultades en uno o mas apoderados o delegados. Sujeto a lo previsto en estos estatutos, especificamente, el Comite Ejecutivo debera examinar inicialmente y, aprobar o, en su caso, proponer al Consejo de Administracion, para la aprobacion de este, recomendaciones acerca de los siguientes asuntos:

          1. Cualquier reforma, cambio y otra modificacion o reforma integral a estos estatutos sociales;

          2. La emision, autorizacion, cancelacion, alteracion, modificacion, reclasificacion, amortizacion o cualquier cambio en, a, o respecto a cualquier valor que represente el capital social de la sociedad o cualquiera de sus subsidiarias;

          3. La venta u otra disposicion (salvo inventarios, activos obsoletos o transferencias en el curso ordinario de negocios de la sociedad, o de cualquiera otra subsidiaria) de, o el imponer un gravamen (salvo gravamenes derivados de ley) en, cualquier activo de la sociedad o sus subsidiarias con valor en exceso del equivalente en moneda nacional de

     $175 (ciento setenta y cinco) millones de Dolares Moneda de Curso legal en los Estados Unidos de America,

          4. Comenzar una nueva linea de negocios, o la compra de un interes en, otra persona o entidad por la sociedad, o sus subsidiarias por o en un monto en exceso del equivalente en moneda nacional de $100 (cien) millones de Dolares Moneda de Curso legal en los Estados Unidos de America,

          5. Discusion del presupuesto anual de gastos de capital;

          6. Revision y consideracion de cualquier transaccion relacionada con deuda neta adicional, prestamos o emprestitos de la sociedad o sus subsidiarias, nuevos, en exceso del equivalente en moneda nacional de $150 (ciento cincuenta) millones de Dolares Moneda de Curso legal en los Estados Unidos de America, o una nueva facilidad de credito revolvente de la sociedad o cualquiera de sus subsidiarias permitiendo un monto agregado de prestamos en una sola ocasion en exceso del equivalente en moneda nacional de $150 (ciento cincuenta) millones de Dolares Moneda de Curso legal en los Estados Unidos de America;

          7. Discusion del plan de negocios o presupuesto anual;

          8. Revision y consideracion del Director General de la sociedad;

          9. Fusion u otra transaccion similar que afecte a la sociedad o sus subsidiarias;

          10. Celebrar contratos o transacciones, en o para beneficio directo de algun accionista de la Serie "AA" o de su afiliadas, sin que dicha transaccion este contemplada dentro de las politicas adoptadas por el Comite Ejecutivo;

          11. Discusion de la politica de dividendos de la sociedad; y

          12. La transferencia de nombres comerciales y marcas importantes o el credito mercantil asociado a ellas.

          Los asuntos anteriores, podran ser resueltos indistintamente por el Consejo de Administracion o por el Comite Ejecutivo.

     El Comite Ejecutivo funcionara validamente siempre que concurran la mayoria de los miembros que lo integren y siempre que la mayoria de los miembros designados por accionistas mexicanos esten presentes, y sus resoluciones seran validas si se adoptan por mayoria de votos de los asistentes: los miembros del Comite Ejecutivo utilizara (asi) sus mejores esfuerzos para llegar a posiciones comunes en los temas que se les presenten.

     En caso de empate, el Presidente del Comite tendra voto de calidad.

     El Comite Ejecutivo, se reunira con la frecuencia que sea necesaria a fin de estar involucrado permanentemente en los asuntos de su competencia. En todo caso, el Comite se reunira cuando se considere necesario pero al menos antes de cada sesion del Consejo de Administracion. Debera de convocarse a sus miembros con al menos 5 (cinco) dias naturales de anticipacion, a (traves de telefax y mensajeria), en el entendido de que un plazo mas corto podra utilizarse o podra omitirse el requisito si todos los miembros del Comite Ejecutivo lo aprueban. La convocatoria debera contener, entre otros aspectos, un orden del dia identificando con detalle razonable todas las materias a ser discutidas en la sesion y sera acompanada de copias de los papeles relevantes a ser discutidos en la sesion. En caso de que se convoque a la reunion del Comite y se discuta un asunto no contenido en la convocatoria a respecto al cual no se hubieren entregado a los miembros del Comite los papeles relevantes a ser discutidos, y no se llegue a una resolucion por unanimidad, entonces, el desahogo del asunto se diferira hasta la siguiente sesion regular del Comite, o hasta que se resuelva por unanimidad o se subsanen los requisitos indicados.

     No obstante lo anterior, si se determina por la mayoria de los miembros del Comite Ejecutivo de buena fe que el asunto sujeto a revision por el Comite Ejecutivo no puede esperar hasta la siguiente sesion regular del Comite Ejecutivo, para su revision y consideracion, porque el tiempo sea esencial, entonces ese asunto en particular podra ser resuelto por mayoria simple de presentes y debera de ser discutido con todos los miembros del Comite antes de que se tome una resolucion y la perspectiva de cada miembro del Comite se reflejara en el acta de la siguiente sesion regular del Comite.

     El Comite Ejecutivo formulara su propio reglamento de trabajo, en base a estos estatutos, el cual debera ser sometido para su aprobacion al Consejo de Administracion.

     En todo caso, se convocara a los Comisarios de la sociedad a las sesiones del Comite Ejecutivo quienes tendran voz pero no voto y el Comite Ejecutivo informara al Consejo de Administracion, en las Sesiones que este celebre, sobre el ejercicio que hubiere hecho de sus facultades.

     CUADRAGESIMA BIS. La Sociedad, a traves del Consejo de Administracion, constituira un Comite de Auditoria el cual se integrara, en la forma y terminos que a continuacion se indican.

     1. El Comite de Auditoria estara integrado por consejeros, de los cuales el presidente y la mayoria de ellos deberan ser independientes y contara con la presencia del o los Comisarios de la Sociedad, quienes asistiran a sus reuniones en calidad de invitados con derecho a voz y sin voto.

     El Comite de Auditoria nombrara un Secretario, que no requerira ser integrante de dicho organo, quien desempenara las funciones inherentes su cargo
o que le sean asignadas por el propio Comite.

     El Comite de Auditoria tendra, entre otras, las siguientes funciones:

          Elaborar un reporte anual sobre sus actividades y presentarlo al Consejo de Administracion;

          Opinar sobre transacciones con personas relacionadas a que alude la fraccion XV de la Clausula Trigesima Sexta de estos Estatutos Sociales, y

          Proponer la contratacion de especialistas independientes en los casos en que lo juzgue conveniente, a fin de que expresen su opinion respecto de las transacciones a que se refiere el inciso la fraccion XV de la Clausula Trigesima Sexta de estos Estatutos Sociales.

     3. El Comite de Auditoria podra establecer las normas que regulen su funcionamiento.

                        DE LA VIGILANCIA DE LA SOCIEDAD

     CUADRAGESIMA PRIMERA. La vigilancia de la sociedad estara a cargo del o de los Comisarios y sus correspondientes suplentes que por mayoria de votos de las acciones comunes elija la Asamblea General de Accionistas. Los Comisarios no necesitan ser accionistas y tendran las facultades y obligaciones que la Ley determina y duraran en sus cargos un ano, en la inteligencia de que seguiran desempenandolos hasta que los designados para substituirlos tomen posesion de sus cargos. Los Comisarios podran ser reelectos. Los Comisarios Suplentes substituiran a sus Comisarios Propietarios cuando estos no pudieren desempenar, por cualquier razon, los menesteres propios de su encargo.

     En adicion, los titulares de acciones con o sin derecho a voto que representen cuando menos un 10% (diez por ciento) del capital social, podran designar un comisario. Solo podran revocarse los nombramientos de los comisarios designados por los accionistas por minoria, cuando se revoque el de todos los demas.

     CUADRAGESIMA SEGUNDA. Para desempenar el cargo de Comisario los electos deberan caucionar su manejo en la misma forma que los Consejeros, como esta previsto en la Clausula Trigesimo Segunda.

                         EJERCICIOS SOCIALES Y BALANCE

     CUADRAGESIMA TERCERA. Los ejercicios sociales seran de doce meses y comprenderan del primero de enero al treinta y uno de diciembre de cada ano.

     CUADRAGESIMA CUARTA. Al finalizar cada ejercicio social, el Consejo de Administracion elaborara un informe que por lo menos incluya la informacion a que se refiere el articulo 172 de la Ley General de Sociedades Mercantiles, que debera quedar concluido dentro de los tres meses siguientes a la clausura del correspondiente ejercicio social. El Consejo de Administracion entregara el informe al o a los Comisarios, por lo menos un mes antes de la fecha de la Asamblea que haya de discutirlo, junto con los documentos justificativos. Cuando menos con quince dias de anticipacion a la fecha en que se celebrara la Asamblea que discutira el informe de los Administradores, el o los Comisarios deberan concluir su informe respecto a la veracidad, suficiencia y razonabilidad de la informacion presentada por el Consejo de Administracion, en el que cuando menos incluyan toda la informacion a que se refiere la fraccion IV del articulo 166 de la Ley General de Sociedades Mercantiles. El informe del Consejo de Administracion a que se refiere esta clausula, incluido el informe del o de los Comisarios, debera quedar terminado y ponerse a disposicion de los accionistas por lo menos quince dias antes de la fecha de la asamblea que lo discutira. Los accionistas tendran derecho a que se les entregue una copia del informe correspondiente.

             FONDO DE RESERVA Y MANERA DE DISTRIBUIR LAS UTILIDADES
                                   Y PERDIDAS

     CUADRAGESIMA QUINTA. Las utilidades liquidas que en su caso arroje el balance general, despues de ser aprobado por la Asamblea Anual Ordinaria de Accionistas, se distribuiran en la siguiente forma:

          a). Se separara en primer termino un cinco por ciento para la constitucion o reconstitucion del fondo legal de reserva, hasta que represente una cantidad igual a la quinta parte del capital social.

          b). Luego se separara la cantidad que, en su caso, acuerde la Asamblea General para constituir los fondos extraordinarios, especiales o adicionales que se estimen convenientes.

          c). Se separaran las cantidades que la Asamblea acuerde aplicar para crear o incrementar reservas generales o especiales, incluyendo, en su caso, la reserva para adquisicion de acciones propias a que se refiere la Fraccion I del Articulo Catorce Bis de la Ley del Mercado de Valores.

          d). Se aplicara la cantidad que fuere necesaria al pago del dividendo preferente por el ejercicio de que se trate a que tienen derecho los accionistas de la Serie "L" o, en su caso, al pago de dividendos preferentes de ejercicios anteriores acumulados.

          e). El remanente de las utilidades liquidas podra ser distribuido como dividendo entre los accionistas, en proporcion a sus respectivos pagos de las acciones de que sean titulares, de aquellas en que se divida el capital social.

     Los pagos de dividendos se haran contra los cupones respectivos, a no ser que la Asamblea acuerde otra forma de comprobacion. Los dividendos no cobrados en cinco anos contados a partir de la fecha que se fije para su pago prescribiran en favor de la sociedad.

     La Asamblea anual fijara la remuneracion de los Consejeros y Comisarios.

     Si hubiere perdidas, estas seran soportadas por los accionistas en proporcion al respectivo numero de sus acciones, pero limitada siempre la obligacion de los accionistas al pago del importe de sus suscripciones, sin que pueda exigirseles ningun pago adicional.

                         DE LAS CAUSAS DE LA DISOLUCION

     CUADRAGESIMA SEXTA. La Sociedad se disolvera:

          I. Por expiracion del termino fijado en esta escritura.

          II. Por imposibilidad de seguir realizando el objeto principal de la sociedad.

          III. Por acuerdo de los socios tomado de conformidad con el contrato social y con la ley.

          IV. Porque el numero de accionistas llegue a ser inferior a cinco, minimo que exige la ley.

          V. Por perdidas de las dos terceras partes del capital social.

                        DE LAS BASES PARA LA LIQUIDACION

     CUADRAGESIMA SEPTIMA. Acordada la disolucion, se pondra en liquidacion la sociedad y la Asamblea General Extraordinaria de Accionistas designara por mayoria de votos de las acciones comunes uno o varios liquidadores, que seran los representantes de la sociedad y tendran las facultades y obligaciones senaladas en el articulo doscientos cuarenta y dos de la Ley General de Sociedades Mercantiles, debiendo proceder en su oportunidad a la distribucion del remanente entre los accionistas, de acuerdo con lo previsto en los articulos doscientos cuarenta y siete y doscientos cuarenta y ocho de la propia ley, y como sigue:

          I. Concluiran los negocios de la manera que juzguen mas conveniente;

          II. Cobraran los creditos y pagaran las deudas enajenando los bienes de la Sociedad que fuere necesario para tal efecto;

          III. Formularan el balance final de liquidacion; y

          IV. Una vez aprobado el balance final de liquidacion, distribuiran el activo liquido repartible entre todos los accionistas como sigue:

               1. Se pagara a los accionistas tenedores de las acciones de la Serie "L" el dividendo preferente equivalente al cinco por ciento sobre el valor teorico de las acciones que les correspondiere y que no hubiere sido cubierto;

               2. Se pagara a los accionistas tenedores de las acciones comunes u ordinarias de las Series "AA" y "A" un dividendo equivalente al dividendo pagado a los accionistas de la Serie "L" a que se refiere el punto 1 anterior de esta Fraccion IV.

               3. Una vez pagados los conceptos referidos en los puntos 1 y 2 anteriores, se debera pagar a los tenedores de las acciones de la Serie "L" el reembolso por accion equivalente a su valor teorico de $0.025 por accion;

               4. Del remanente se pagara a los accionistas de las Series "AA" y "A" una cantidad igual a la que se refiere el punto 3 anterior; y

               5. El remanente se distribuira por igual entre todos los accionistas y en proporcion al numero de las acciones y a su importe exhibido, de que cada uno de ellos fuere tenedor. En caso de discrepancia entre los liquidadores, el Comisario debera convocar a la Asamblea General Extraordinaria de Accionistas para que esta resuelva las cuestiones sobre las que existiesen divergencias.

     CUADRAGESIMA OCTAVA. Los socios fundadores no se reservan derecho alguno.

     CUADRAGESIMA NOVENA. Las disposiciones de la Ley General de Sociedades Mercantiles regiran en todo aquello sobre lo que no hay clausula expresa en esta escritura.

     QUINCUAGESIMA. Cualquier controversia que se motive por la celebracion, interpretacion y cumplimiento de este contrato, en que sea parte la sociedad, se sometera a los tribunales federales de los Estados Unidos Mexicanos.

                                                      UNOFFICIAL TRANSLATION FOR
                                                      --------------------------
                                                       INFORMATION PURPOSES ONLY
                                                       -------------------------

"CORPORATE BY-LAWS OF AMERICA MOVIL, SOCIEDAD ANONIMA DE CAPITAL VARIABLE":

                                    CLAUSES

     FIRST. The name of the Corporation is "AMERICA MOVIL", and it shall be followed by the words "SOCIEDAD ANONIMA DE CAPITAL VARIABLE" or its abbreviation "S.A de C.V."

     SECOND. The Corporation's domicile will be Mexico City, Federal District, however, it may establish offices, branch offices or agencies in any part of the Mexican Republic or abroad, or submit conventionally to whatever act, contract or agreement to the application of foreign laws or to those of any State of the Mexican Republic and to the respective jurisdictions of the courts, or conventional domiciles in Mexico or abroad with the purpose of receiving all kinds of notifications or judicial or extrajudicial calls, appointing Extraordinary or general attorneys -in-fact for such purposes or for any other effect, without being understood as if the corporate domicile has been changed.

     THIRD. The corporate purposes of the corporation are the following:

          Promote, constitute, organize, exploit, acquire and take participation in the capital stock or net worth of all types of Commercial or civil corporations, associations or enterprises, industrial, commercial, services or of any other nature, national and foreign, as well as to participate in their administration or liquidation.

          Acquire, under any legal cause, stock, equity interests, participations or social parts of any type of Commercial or civil corporations, forming part at the time of their incorporation, or through later acquisition, as well as to transfer ownership, dispose or negotiate such stock, participations and equity interests , including any other security-bond, and additionally, subject to the provisions of a general nature that may be issued by the National Banking and Securities Commission (Comision Nacional Bancaria y de Valores), and provided that the Corporation's shares are registered in the Securities Section of the National Securities and Intermediaries Registry (Seccion de Valores del Registro Nacional de Valores e Intermediarios), it shall be authorized to acquire shares that represent the Corporation's capital stock subject to the provisions of these By-Laws.

          Construct, install, maintain, operate and exploit public telecommunications networks for the purpose of providing telecommunications services, provided that the Corporation has the concessions and permits that are required by law for this activity.

          Acquire the legal ownership of real estate properties, subject to the provisions of article 27 of the Political Constitution of the Mexican United States (Constitucion Politica de los Estados Unidos Mexicanos) and of the Foreign Investments Law and its Regulations (Ley de Inversion Extranjera y su Reglamento).

          Lease all kinds of real estate properties and enter into all types of juridical acts through which the use and enjoyment of real estate properties may be obtained or granted.

          Acquire, dispose or transfer and enter into any other juridical acts which object are real estate properties, machinery, equipment and tools that may be necessary or convenient to fulfill the corporate purposes.

          Enter into any juridical acts which object are credits and rights.

          Enter into any juridical acts in connection with patents, trademarks and tradenames.

          Render and receive all kinds of consulting, technical, scientific and administrative services.

          Issue bonds and notes.

          Establish branch offices, agencies and offices in the Mexican Republic or abroad.

          Act as agent, representative or commission agent of individuals or corporations, Mexican or foreign.

          Deliver or receive money by way of loans.

          Accept, subscribe , guarantee and endorse all kinds of credit instruments.

          Grant all kind of guarantees, including the constitution of rights over real estate properties and fiduciary assignments that may be necessary or convenient to fulfill the corporate purposes.

          Guarantee, by any legal means, either free or onerously, including the constitution of rights over real estate properties and fiduciary assignments, the compliance of the obligations of third parties, individuals or corporations, national of foreign and to become joint obligor of third parties, individuals or corporations, national or foreign.

          Enter into any act or contract that may be related with the corporate purposes and that is legal for any corporation.

     FOURTH. The duration of the corporation shall be indefinite.


     FIFTH. The corporation is a Mexican company. Any and all present and future foreign partners formally agree with the Ministry of Foreign Affairs of Mexico to be considered Mexican nationals with respect to the shares of the Corporation that they may hold or acquire, as well as with respect to the assets, rights, concessions, participation or interests owned or held by the Corporation, or to the rights and obligations deriving from the agreements entered into by the Corporation with Mexican authorities and, consequently, to not invoke the protection of their governments under the penalty of forfeiting the Partnership interests of the Corporations they may have to the Mexican Nation, for failure to comply with the foregoing.

     SIXTH. The capital stock is variable, with a minimum fixed capital of $402,900,048.30 (Four hundred and two million nine hundred thousand and forty eight pesos 30/100 Mexican national currency), represented by a total of 16,116,001,932 shares, of which 3,806,767,010 (Three Thousand Eight Hundred and Six Million Seven Hundred and Sixty Seven Thousand and Ten) are common stock, of the "AA" Series, nominative , without par value; 326,615,507 (Three Hundred and Twenty Six Million Six Hundred and Fifteen Thousand Five Hundred and Seven) are common stock of the "A" Series, nominative, without par value and 11,982,619,415 (Eleven Thousand Nine Hundred and Eighty Two Million Six Hundred and Nineteen Thousand Four Hundred and Fifteen) are nominative shares of the "L" Series, without par value, and with limited or restricted vote.

     The maximum authorized stock must not exceed ten times the amount of the fixed minimum capital. Capital stock shall be represented by "AA" Series stock, in a percentage no less than 20% (twenty percent) and no more than 51% (fifty one percent) of the capital stock and that at all times shall represent no less than 51% (fifty one percent) of the common stock that represents the capital stock, which shall be common stock, nominative and without par value, which can only be subscribed and paidby Mexican investors; by "A" Series stock, in a percentage that cannot exceed 49% (forty nine percent) of the common stock in which the capital stock is divided, that shall be common stock, nominative and that can be subscribed freely, and by "L" Series stock, with limited vote and free underwriting, in a percentage that, together with the "A" Series stock, must not exceed 80% (eighty percent) of the capital stock.

     Each time that the capital stock is increased, the corresponding increase shall be represented proportionally by "AA", "A" and "L" Series outstanding stock. The corporation may issue non - subscribed shares of any of the series that form its capital stock, to be turned over at the same time as the subscription is carried out.

     The common stock in which the capital stock is divided must be subscribed by Mexican investors in a minimum of 51% (fifty one percent), that shall be represented by "AA" Series stock and up to the remaining 49% (forty nine percent) that shall be represented by "A" Series stock, which can be acquired by Mexican investors and by foreign individuals or corporations and economic units or by Mexican corporations in which foreign capital participates on a majority basis or in which foreigners have, for any reason, the authority to determine the corporation's management.

     The common stock of the "AA" and "A" Series, cannot jointly represent more than 51% (fifty one percent) of the shares in which the capital stock is divided.

     The "L" Series shares may be freely subscribed and, as a consequence, may be acquired by Mexican investors or by foreign individuals or corporations or by Mexican companies in which foreign capital participates on a majority basis or in which foreigners have, for any reason, the authority to determine the corporation's management. "L" Series shares shall be considered as a neutral investment in the terms of article 18 and all others that apply of the Foreign Investment Law, for which reason they shall not be counted in order to determine the percentage of foreign investment in the capital stock.

     The "AA" Series stock that may only be subscribed by Mexican investors, shall at all times represent a percentage that may not be less than 20% (twenty percent) of the capital stock. The "A" Series and the "L" Series stock, that can be freely subscribed, conjointly cannot represent a percentage higher than 80% (eighty percent) of the capital stock.

     "AA" Series stock can only be subscribed or acquired by:

          a) Individuals of Mexican nationality.

          b) Mexican corporations which articles of incorporation include an foreigner exclusion clause, of which only Mexican individuals and / or Mexican corporations can be partners or shareholders, and where the articles of incorporation of such Mexican corporations must in turn contain the foreigner exclusion clause.

          c) Mexican corporations which articles of incorporation establish that at least 51% (fifty one percent) of its capital stock may only be subscribed or acquired by (i) individuals of Mexican nationality and / or
     (ii) Mexican corporations which articles of incorporation contain the foreigner exclusion clause by which only Mexican individuals and / or Mexican corporations with the foreigner exclusion clause may be partners or shareholders and / or (iii) Mexican corporations that allow minority foreign participation.

          d) Mexican credit, insurance and bonding institutions, and Mexican investing companies that operate under the Investment Companies Law and any of the institutional investors referred to in Article 122 of the Securities / Securities Market Law.

          e) Trusts that were expressly approved by the competent authorities to acquire "AA" Series stock, in accordance with the Foreign Investments Law and its Regulation, in which (i) the majority of the trustee's rights are held by individuals or corporations that fulfill the requirements established in paragraphs a), b), and d) above or, (ii) the "AA" Series shares subject matter of the trust representing a minority of the representative shares of said Series and must be voted by the fiduciary in the same direction as the majority of the "AA" Series stock.

     The shares issued by the corporation cannot be acquired by foreign Governments or States and, in the case that this should occur, they shall be rendered without effect nor value whatsoever for their holder from the very moment of the acquisition.

     SEVENTH. Within their respective series, the shares / stock shall confer equal rights. Each share of common stock of the "AA" and "A" Series confers the right to one vote at the Ordinary Shareholders Meetings. "L" Series shares shall only have the right to vote in those matters that have been restrictively established for them in these By-Laws and that are transcribed in the chapters of these By-Laws. The certificates representing the stock shall have the autograph signature of any two of the Proprietary Board Members, or otherwise their signature printed in facsimile, if the Board of Directors should so authorize. In this last case, the originals of the respective signatures shall be deposited in the Commerce Section of the corresponding Public Registry of Property and Commerce. The stock certificates shall be numbered progressively and can represent one or several shares and shall have coupons attached for the payment of dividends. The stock certificates or the provisional certificates must contain the information required by Article one hundred and twenty five of the General Law of Commercial Corporations and in addition, to the fifth clause of this document.

     EIGHTH. The "L" Series shares shall have limited voting rights and the right to a preferred dividend, issued subject to Article 113 of the General Law of Commercial Corporations. The "L" Series shares only have the right to vote in the following matters: extension of the duration of the Corporation, early dissolution of the Corporation, change or Corporation's corporate purpose, change of nationality of the

Corporation, transformation of the Corporation, merger with another corporation, as well as the cancellation of the registration of the stock issued by the corporation in the securities section or the special section of the National Securities and Intermediaries Registry (Seccion de Valores del Registro Nacional de Valores e Intermediarios) and in other foreign Stock Markets, where they are registered, except listing systems or other markets not organized as stock markets.

     Any minority of shareholders with restricted voting rights different that those provided in article 113 of the General Law of Commercial Corporations or with limited voting rights referred to in the mentioned article, which represents at least ten percent of the capital stock of one or both stock series, shall have the right to appoint at least one Proprietary Board Member and its respective Alternate Board Member. The designations made of Directors referred to in this paragraph may only be revoked, when those of all of the rest of the Board Members are revoked. This right must be exercised by means of written notification addressed to the Chairman of the Board of Directors or the Secretary of said Board for said party to appear at least two business days before the date for which the Ordinary Shareholders Meeting was called in order to appoint, ratify or revoke designations of the Members of the Board of Directors.

     In absence of the minority designation referred to in the previous paragraph, the "L" Series shares, as a class by resolution adopted in the Extraordinary Meeting called for such purpose, shall have the right to appoint two Proprietary Board Members and their respective Alternate Members to integrate the corporation's Board of Directors, provided that the sum of the board members that are referred to in the previous and in this paragraph, at no time may exceed the total percentage of the capital stock that is represented by the "L" Series divided by a factor of 10. Whomever may be authorized for this by the Extraordinary Meeting shall notify the Chairman of the corresponding

Ordinary Meeting, in writing, the names of the persons that may have been elected by the "L" Series shares, in order to perform the tasks of Proprietary Members and Alternate Members of the Board of Directors.

     Regarding patrimonial o pecuniary rights, each share shall grant its holder the same rights, for which reason all of the shares shall participate equally, without distinction, in any dividend, reimbursement, amortization or distribution of whatever nature, being subject, in any case, to the following:

          a). Subject to the terms of Article one hundred and thirteen of the General Law of Commercial Corporations, dividends cannot be assigned to the "AA" and "A" Series stock, without payment being made to "L" Series shares, with limited voting rights, of an annual dividend of five percent on the theoretic value of the "L" Series stock that comes to the amount of $0.025 Mex. Cy (two and a half cents) per share, that is, an annual dividend of $0.00125 Mex. Cy. (one hundred and twenty five ten thousands of one peso) per share, which shall be carried to the account of profits retained by the Corporation, that is derived from the financial statements of previous fiscal years duly approved by the Shareholders Meeting in the terms of Article nineteenth of the General Law of Commercial Corporations. When no dividends are declared for a fiscal year or these are below the mentioned five percent, these shall be covered in the following years with the indicated preference.

          b). Once the dividend provided for in subparagraph a). above has been paid to the "L" Series shares, if the Ordinary Shareholders Meeting should declare the payment of additional dividends, the owners of "AA" and "A" Series shares must receive the same amount of dividend as the holders of "L" Series shareholders would have received, in accordance with subparagraph a). above, for the corresponding fiscal year, or for previous fiscal years, with the purpose that all of the shareholders receive the same amount of dividend.

          c). Once the dividend referred to in subparagraph b). above has been paid to the shareholders of "AA" and "A" Series and that, in consequence, all of the shareholders shall have received or are about to receive the same amount of dividend, if the Corporation should carry out the payment of additional dividends during the same fiscal year, the holders of all of the shares of "AA", "A" and "L" Series shall receive, per share, the same amount of dividend, with which each "L" Series share shall receive the payment of additional dividends in the identical same form amount and terms as shall have received each one of the "AA" and "A" Series shares.

          d). If it should be the case that the Corporation is liquidated, the "L" Series shares must receive the preferential, cumulative dividend, equivalent to five percent of the theoretic value of their corresponding shares and that may not have been paid in accordance with the provisions of subparagraph a). above before distributing the distributable remainder to all of the shares. In such a case, once the dividend indicated in the previous sentence has been paid, a dividend per share must be paid to the "AA" and "A" Series shares that shall be equivalent to the dividend that the "L" Series shares would have received.

          e). In the event of an increase in capital by means of the issuance of new "L" Series shares that are issued for payment in cash or kind, the holders of the outstanding "L" Series shares shall have the right to subscribe said new shares in the proportion that may correspond to them in the terms provided for in these By - Laws.

          f). The "L" Series shareholders shall participate on equal terms as the stock of the rest of the Series of stock in all of the stock dividends that were declared by the Corporation.

     NINTH. Subject to the provisions of these corporate By-Laws, and by request of the corresponding shareholders, the shares in which the Corporation's "A" Series shares are divided can be exchanged at par into "L" Series shares, by means of the delivery of the former to the Treasury of the Corporation and their cancellation.

     TENTH. Subject to the provisions of these By-Laws, as of the 2nd of January of 2001 (second of January of two thousand and one) and up until the 31st of January of 2001 (thirty first of January of two thousand and one), by request of the shareholders who so wish, the latter may exchange their "L" Series shares for "AA" Series shares, if the respective shareholder is of Mexican nationality and by means of the fulfillment of the established requirements and, in its case, may be established by the corresponding regulatory provisions, and if the respective shareholder is a foreigner, by means of the delivery of such shares to the Treasury of the Corporation.

     Having presented the request within the period indicated in the previous paragraph, if it should be the case that several shareholders requested the same date for the exchange of their "L" Series shares for "AA" Series shares, and if there were not enough shares of the latter series in existence in the Treasury of the Corporation in order to satisfy the requests presented, the exchanges shall be carried out among all of the shareholders that requested the exchange for the same day, in the proportion to the number of shares that each of the parties may have requested to exchange. Once the period indicated in the previous paragraph concludes, no exchange shall be made in terms of this Clause.

     ELEVENTH. Subject to the provisions of these By-Laws, by request of the shareholders of the shares that represent the "AA" Series, these can be exchanged at par with "L" Series shares, provided that with this exchange the "AA" Series shares shall not represent a percentage that is less than 20% (twenty percent) of the capital stock, by means of the delivery of such shares to the Treasury of the Corporation.

     TWELFTH. The corporation shall keep a shareholders registry book and shall consider as owner of the shares the persons that appear in said registry book. By request of any interested party, prior proof that it so corresponds, the corporation must inscribe in the mentioned book whatever transmissions are carried out.

     Subject to the terms and according to Article 130 of the General Law of Commercial Corporations, the transfer of shares issued by the Corporation, can only be carried out with the prior authorization of the Board of Directors if it should be the case that the number of shares that are to be transferred , are by themselves or added to previous operations by the same shareholder or by a group of shareholders linked with each other and who act in coordination, may signify ten percent (10%) or more of the voting shares issued by the Corporation. So long as the Corporation continues to keep the shares it has issued listed in the National Securities and Intermediaries Registry (Seccion de Valores del Registro Nacional de Valores e Intermediarios), the previous requirement, for the case of operations that may be conducted through the stock market, shall be additionally subject to the rulings that if it should be the case may be established by the Securities Market Law or those that in accordance with same may be issued by the National Banking and Securities Commission (Comision Nacional Bancaria y de Valores). If it should be the case that the Board of Directors, subject to the terms of the present article should deny authorization, it shall appoint one or more stock buyers, who must pay the interested party the price registered on the stock market. For the case that the shares are not registered in the National Securities and Intermediaries Registry (Seccion de Valores del Registro Nacional de Valores e Intermediarios), the price to be paid shall be determined in accordance with this same article 130 already cited.

     When the Corporation's shares are registered in the Securities Section of the National Securities and Intermediaries Registry (Seccion de Valores del Registro

Nacional de Valores e Intermediarios), subject to the terms of the Securities Market Law and to the provisions of a general nature issued by the National Banking and Securities Commission (Comision Nacional Bancaria y de Valores), in the case of the cancellation of the inscription of the Corporation's shares in the Securities Section of said Registry, by request of the Corporation itself, or by resolution agreed upon by the National Banking and Securities Commission (Comision Nacional Bancaria y de Valores) subject to the terms of the Law, the shareholders who hold control of the Corporation at that time, are committed to carry out a public purchase tendering prior to the cancellation, and at least at the price that results to be the highest: (i) of the average of the closing of operations that may have been carried out during the thirty days in which the stock was quoted, prior to the date of the offering, or (ii) the book value of the shares in accordance with the last quarterly report, presented to the Commission itself and to the stock market before the offering, unless a different price should be authorized by the National Banking and Securities Commission (Comision Nacional Bancaria y de Valores), regarding the authorization of the public purchase offering of the shares tending towards the cancellation of the referred listing. The shareholders that have the control of the Corporation shall not be under obligation of conducting the public offering mentioned if the consent of the entire number of shareholders is obtained in favor of the corresponding cancellation. The amendment to this paragraph of the Corporate By-Laws requires: (i) the prior approval of the National Banking and Securities Commission (Comision Nacional Bancaria y de Valores) and (ii) the agreement of the Extraordinary Shareholders Meeting taken with a minimum voting quorum of 95% (Ninety Five Percent) of the capital stock.

     Those corporations of which the Corporation is the holder of the majority of its shares or social parts, must not, either directly or indirectly, acquire shares representing the Corporation's capital stock, nor of any other corporation that may be a major shareholder of the Corporation; or who, without being a major shareholder, it is known by the former that such corporations are shareholders of the Corporation, except in the event when the corporations in which it participates as major shareholder of the Corporation may acquire Corporation shares to comply with options or stock sales' plans that may be formed or that may be granted or designed in favor of employees or executives of said corporations or of the Corporation itself, provided that the number of shares acquired for such a purpose does not exceed 25% (Twenty Five percent) of the total outstanding shares of the Corporation.

     THIRTEENTH. With the exception of the increases or decreases derived from the repurchase of stock referred to in Subsection I of Article 14 Bis 3 of the Securities Market Law, the corporation's variable capital can be increased or decreased without need of reforming the corporate By-Laws, with the only formality that the increases or decreases be agreed upon at the Ordinary Shareholders Meeting and that said agreement be officially registered before Notary Public, without it being necessary that the respective notarial certificate be registered in the Section of Commerce of the corresponding Public Registry of Property and Commerce.

     The corporation's minimum fixed capital cannot be increased or decreased if it is not so agreed by the Extraordinary Shareholders Meeting with the consequent corporate By-Laws amendment, unless it is derived from the placing of their own stock acquired in accordance with this Clause.

     Any increase or decrease of capital stock must be registered in the book that the Corporation shall keep to that effect.

     When capital stock is increased all of the shareholders shall have a preferential right in proportion to the number of their shares of the corresponding Series, to subscribe those shares issued or those that are placed as outstanding. The right that is conferred in this paragraph must be exercised within the fifteen calendar days following that on which the corresponding agreements are published in the Official Gazette of the Federation and in another newspaper of major circulation in Mexico City, Federal District. This right shall not apply in the case of a merger of the corporation, in the conversion of corporate bonds, for public offerings in the terms of Article 81 of the Securities Market Law and of these By-Laws and for the placement of corporation owned shares acquired subject to the terms of article 14 Bis 3 of the Securities Market Law.

     In the event that there still shares that have not been subscribed after the expiration of the term during which the shareholders enjoyed the preferential right granted to them in the terms of this Clause, the shares in question may be offered to any person for subscription and payment in the terms and dates, as provided by the Meeting that shall have decreed the capital stock increase, or in the terms and dates provided for by the Board of Directors or the Delegates appointed by the Meeting to that effect, in the understanding that the price at which the stock shall be offered to third parties cannot be lower than the price at which they were offered to the shareholders of the Corporation for subscription and payment.

     The reduction of capital stock in its variable portion shall be carried out by proportional amortization of the stock series in which said capital stock is divided, by the amortization of entire shares, by means of reimbursement of same to the shareholders at their price on the Stock Market on the day that the corresponding capital stock reduction is decreed. The shareholders shall have the right to request from the respective Meeting the proportional amortization of the shares as may correspond, and if it should be the case that no agreement is reached for such purpose, the shares that are to be amortized shall be determined by a drawing before Notary Public or Registered Broker.

     Once the appointment of the shares to be amortized is completed, a written notice shall be published in the Official Gazette of the Federation and in another newspaper of major circulation in Mexico City, Federal District, expressing the number of shares that shall be withdrawn and the number of certificates of same that in consequence shall be cancelled or, in its case, shall be exchanged, and the name of the credit institution where the amount of the reimbursement shall be deposited, shall remain at the disposal of the respective shareholders without earning interest, as of the date of the publication.

     The Corporation may acquire shares representing its own capital stock through the Stock Market, at the current market price, in the terms of Article 14 Bis 3 of the Securities Market Law, where the prohibition that is established in the first paragraph of article 134 of the General Law of Commercial Corporations does not apply, provided that the purchase is made chargeable to net assets as long as said stock continues to belong to the Corporation, or in its case, to capital stock in the event that it may be decided to convert the shares into treasury stock, in which case, the shareholders meeting would not be required. The General Ordinary Shareholders Meeting must expressly indicate, for each fiscal year, the maximum amount of resources that may be used for the purchase of own shares, with the only limitation that the sum of the resources that may be used for that purpose, shall not exceed the total balance of the corporation's net profits, including retained profits. The board of directors must appoint to this effect the person or persons responsible for the acquisition and placing of corporation's own shares. So long as the shares belong to the corporation itself, these cannot be represented in a shareholders meetings of any kind.

     The self-owned shares that belong to the Corporation or, in its case, treasury shares, without detriment of the provisions of the General Law of Commercial Corporations, may be placed among the investment public, without being necessary, that the corresponding capital stock increase require the resolution of a shareholders meeting of any kind, nor the agreement of the Board of Directors regarding their placement.

     The corporation can issue non-subscribed shares of any series or class that conforms its capital stock, which shares shall be kept in the corporation's treasury to be turned over at the same time that their subscription takes place.

     In addition, prior express authorization by the National Banking and Securities Commission (Comision Nacional Bancaria y de Valores), the corporation may issue non-subscribed shares for its placement in the public, provided that they are kept in the custody of an institution for the deposit of securities and that the conditions provided for that effect in article 81 of the Securities Market Law are complied with.

     At the Extraordinary Shareholders Meeting where the issuance of non-subscribed shares is decreed, express waiver must be made of the preferential rights referred to in article 132 of the General Law of Commercial Corporations.

     With a quorum present in the terms of the corporate By-Laws, the agreement that may be taken shall produce all of its effects, reaching also those shareholders who did not attend the meeting, for which reason the corporation is free of placing the shares among the public, without making the publication referred to in the article mentioned in the previous paragraph. When a minority, that represents at least twenty five percent (25%) of the voting capital stock, may vote against the issuance of non-subscribed shares, such issuance cannot be carried out.

     It must be expressly noted in the calls to the Extraordinary General Shareholders Meeting, that it is a meeting for the purposes specified in article 81 of the Securities Market Law, making mention of the provisions of Subsection X of that same article.

     Any shareholder that votes against the resolutions during the meeting, shall have the right to demand from the corporation the placement of its shares, at the same price that the shares subject matter of the issuance are offered to the public. The corporation has the obligation of placing the shares belonging to the dissenting shareholders in first place.

     FOURTEENTH. The shareholders have the right to partially or totally withdraw their contributions represented by the shares in which the capital stock is divided in its variable portion, provided that, in addition to abiding by the provisions of Articles 220 and 221 of the General Law of Commercial Corporations, the corresponding reimbursement shall be paid in accordance to the value that is the lowest of the following two: 95% (ninety five percent) of the Stock Market listing value, obtained from the average of operations that were carried out during the thirty days when the corporation stock was listed and quoted, prior to the date when the withdrawal must cause its effects, or otherwise the book value of the stock according to the statement of financial position corresponding to the closing of the fiscal year in which the separation must cause its effects, previously approved by the Ordinary General Shareholders Meeting.

     Payment of reimbursement shall be demandable from the corporation as of the day following the celebration of the Ordinary General Shareholders Meeting that approved the corresponding statement of financial position for the fiscal year in which the withdrawal must take effect.

     In the event of a partial or total withdrawal of a shareholders contributions, the consequent reduction to the capital stock shall not require any Shareholders Meeting.

                          GENERAL SHAREHOLDERS MEETINGS

     FIFTEENTH. The General Shareholders Meeting is the corporation's supreme organ, to which all others remain subordinated.


     SIXTEENTH. The General Meetings shall be Ordinary and Extraordinary and shall take place at the corporation's domicile. Extraordinary Meetings shall be those where any of the matters listed in Article one hundred and eighty two of the General Law of Commercial Corporations and the cancellation of the listing of the shares issued and that the Corporation issued in the sections of securities or special sections of the National Securities and Intermediaries Registry (Seccion de Valores del Registro Nacional de Valores e Intermediarios) or in foreign stock markets in which the shares in which the capital stock is divided may be listed, and all other meetings shall be Ordinary Meetings. The Meetings shall only address the items included in the agenda.

     The Special Meetings celebrated by the holders of "L" Series shares, with the purpose to appoint the two Members of the Board of Directors, to which they are entitled, must be called annually by the Board of Directors in order that they take place before the date when the Annual Ordinary General Shareholders Meeting is to take place. The Special Meetings of "L" Series shares held exclusively to appoint the members of the Board to which they are entitled, shall be governed by the rules established in these By-Laws for the Ordinary General Shareholders Meetings called by virtue of a second call, in the terms of Clause Twenty Third of these By-Laws.

     SEVENTEENTH. The Ordinary Meeting shall take place at least once a year, during the four months following the closing of the corresponding fiscal year on the date set by the Board of Directors and it shall take care, in addition to the items included in the agenda, of those listed in Article one hundred and eighty one of the General Law of Commercial Corporations. The Extraordinary Meeting shall meet whenever it may be necessary to address any of the matters of their concern, of those listed in article one hundred and eighty two of the General Law of Commercial Corporations, or the cancellation of the listing of the shares issued and issued by the Corporation in the sections of securities or in the special section of the National Securities and Intermediaries Registry (Seccion de Valores del Registro Nacional de Valores e Intermediarios) or in foreign stock markets in which the shares in which the capital stock is divided may be listed.

     EIGHTEENTH. The calls for the Meetings must be made by the Board of Directors, by the Statutory Auditor, by the President of the Board of Directors or the Secretary, or if it should be the case, by the judicial authority. The shareholders holding shares with voting rights, even though in a limited or restricted form, that represent at least ten percent of the capital stock, may request that a general shareholders meeting be called in the terms provided for in article 184 of the General Law of Commercial Corporations.

     NINETEENTH. The calls for the Meetings shall be made by the publication of a notice in the Official Gazette of the Federation or in one of the newspapers of major circulation in Mexico City, Federal District, always with no less than fifteen calendar days prior to the date set for the meeting. From the moment when the shareholders meeting call is published, the information and documents available related with each of the items established in the agenda, must be at the disposal of the shareholders, immediately and with no charge.

     TWENTIETH. The calls for the Meetings must contain the designation of the place, date and hour when the Meeting is going to take place, the agenda and the signature of the person or persons who make the call.

     TWENTY-FIRST. The Meeting can be held without prior call provided that the totality of the shares in which the capital stock is divided and with voting rights in the matters for which the meeting was called are present.

     TWENTY-SECOND. The Ordinary Shareholders Meetings held by virtue of a first call shall be considered legally installed when at least half of the common shares that represents the capital stock is present, and its resolutions shall be valid if they are adopted by the majority of the votes present.

     TWENTY-THIRD. If the Ordinary Meeting cannot take place on the date set forth to be held, a second call shall be published with this circumstance being stated, and in which it shall be called for a date no earlier than seven calendar days after the date for which the first call was made and at the meeting it shall be resolved in regard to the items included in the agenda, by a majority of votes, whatever the number of common shares represented may be.

     TWENTY-FOURTH. The Extraordinary Shareholders Meetings brought together by virtue of the first call to attend matters in which the "L" Series shares does not have voting rights, shall be considered legally installed if, at least, three fourths of the common shares of those in which capital stock is divided and with voting rights for matters to which the meeting was called are present. Its resolutions shall be valid if they are adopted by, at least, the majority of the common shares that have voting rights, of those in which the capital stock is divided.

     The Extraordinary Shareholders Meetings that are called to discuss any of the matters in which the "L" Series shares have voting rights shall be considered legally installed if, at least, three fourths of the capital stock is represented and the resolutions shall be valid if adopted by the vote of the shares that represent the majority of said capital stock.

     The Extraordinary Shareholders Meetings brought together by virtue of ulterior call, to discuss any of the matters in which the "L" Series shares do not have voting rights, shall be considered legally installed if, at least, the majority of the common shares with voting rights in the matters for which the meeting was called are represented, and its resolutions shall be valid if they are adopted by at least, a number of common shares that represent the majority of said capital stock with voting rights in the matters for which the meeting was called.

     In subsequent calls for Extraordinary Shareholders Meetings, called to resolve matters in which the "L" Series shares do have voting rights, the meetings shall be considered legally installed if, at least, the majority of the capital stock is represented, and its resolutions shall be valid if they are adopted by at least the number of shares that represent the cited proportion of the shares of those in which the capital stock is divided.

     In order that the resolutions adopted by the Extraordinary Shareholders Meetings brought together by virtue of a first or of subsequent call to discuss any of the matters in which the "L" Series shares have voting rights, to be legally agreed, it shall be required that, in addition to the requirements established in the preceding paragraphs, such resolutions be approved by the majority of the common shares of "AA" and "A" Series in which the capital stock is divided.

     The shareholders with voting rights, even though limited or restricted, that represent at least 10% of the stock represented at a meeting, can request that the voting be postponed of any matter in regard to that which they do not consider are sufficiently informed, subject to the terms and conditions set forth in Article 199 of the General Law of Commercial Corporations.

     TWENTY-FIFTH. In order that the shareholders have the right to attend the Meetings and to vote at such meetings, they must deposit their stock certificates or, in its case, the provisional certificates, at the Corporation's Secretary, at least one day before the Meeting is held, collecting the corresponding entrance card. They can also deposit them in a credit institution of the Mexican Republic or abroad or at a brokerage house of the Mexican Republic, and in this case, in order to obtain the entrance card, they must present, at the Corporation's Secretary, a certificate of the institution that shows evidence of the deposit of the shares and the obligation on the part of the respective credit institution, brokerage house or deposit institution of preserving the deposited stock until the Secretary of the Board of Directors notifies them that the Meeting has concluded. The Corporations Secretary shall provide the corresponding shareholders with an admission card that shall contain the name of the shareholder, the number of deposited shares and the number of votes to which said party has rights by virtue of said stock.

     TWENTY-SIXTH. The shareholders can arrange to be represented at the Meetings by means of proxy letter named by means of a simple power of attorney, in the understanding that neither the Members of the Board of Directors nor the Statutory Auditor cannot exercise any such proxy.

     In addition to the above, the shareholders can have themselves represented at the Meetings by means of attorneys in fact named through powers of attorney granted in the form prepared by the Corporation itself, that: (i) indicate in a notorious fashion the name of the Corporation, as well as the respective agenda, without it being possible to include under the heading of general matters any of the items referred to in articles 181 and 182 of the General Law of Commercial Corporations, and (ii) contain space for the instructions given by the granting party for the exercise of the power of attorney.

     The Corporation must keep at the disposal of the stock market intermediaries who prove having the representation of the shareholders of the Corporation itself, during the term referred to in article 173 of the General Law of Commercial Corporations, the power of attorney forms, in order that the former can make them reach their represented parties on a timely basis.

     The Secretary of the Board of Directors has the obligation of making sure that the above provisions are observed and must report to the meeting in regard to this, which shall be recorded in the respective minutes.

     TWENTY-SEVENTH. The Meetings shall be presided over by the Chairman of the Board of Directors, and in this party's absence, indistinctly by either one of the Vice Presidents and in their absence, by one of the Mexican Directors present and, in absence of all of these, by the person appointed by those attending the Meeting. The Board Secretary or the Pro-Secretary shall act as Secretary, and in the absence of both, the person that may be appointed by the acting President.

     TWENTY EIGHTH. At the beginning of the Meeting, whoever is presiding shall name two tellers to conduct the stocktaking of the shares represented, and who must prepare an attendance list where they shall note the names of the shareholders present or represented there, and the number of shares that each one of them shall have deposited in order to appear at the corresponding Meeting.

     TWENTY NINTH. If once a meeting is legally installed, there should not be time enough to resolve all of the matters for which the meeting was called, and provided that it may be so resolved by the number of votes necessary to validly adopt resolutions that such meeting requires, it can be suspended and be continued the following days, without need of a new call.

     The resolutions that may be adopted in at the continuation of the meeting shall be valid if they are approved by the number of votes that may be required for this purpose in these By-Laws.

     THIRTIETH. Minutes shall be drafted of each Shareholders Meeting, in which shall be recorded the approved resolutions and they must be posted in the corresponding minute book and signed by whoever presided the meeting, by the person who acted as Secretary and the acting Statutory Auditor(s) attending.

     THIRTIETH BIS. The shareholders with voting right shares, even though limited or restricted, that represent at least 20% of the capital stock, can judicially oppose the resolutions of the general meetings, regarding to which they have the right to vote, provided that they fulfill the requirements of article 201 of the General Law of Commercial Corporations, and article 202 of the mentioned law is equally applicable.

     The shareholders that represent at least fifteen percent of the capital stock, may directly exercise the action of civil responsibility against the administrators, provided that the requirements established in article 163 of the General Law of Commercial Corporations are fulfilled. Said action can also be exercised with regard to the Statutory Auditor and the members of the Audit Committee, in accordance to the cited legal statute.

                                 ADMINISTRATION

     THIRTY-FIRST. The Administration of the corporation shall be entrusted to a Board of Directors that shall be integrated by the number of no less than 5
(five) members determined by the Ordinary Shareholders Meeting. The Meeting may appoint alternate members up to a number equal to the proprietary members and, if it should do so, it shall have the power to determine that form in which the alternate members shall substitute the proprietary members, subject to the concept that, if the

Meeting should not determine the above, any alternate member can substitute any of the proprietary members, except the alternate members appointed by the "L" Series shareholders, who can only substitute the proprietary members appointed by such Series, indistinctly, and the alternate members appointed by shareholders exercising their minority rights, who can only substitute the proprietary members appointed by such minority. The majority of the proprietary and alternate members of the Board of Directors must at all times be of Mexican nationality and appointed by Mexican shareholders. The proprietary and alternate members shall be appointed, by the majority vote of the common shares of the "AA" and "A" Series in which the capital stock is divided and the two remaining proprietary and alternate members, by the majority vote of the "L" Series shares of capital stock.

     The Members of the Board of Directors do not have to be shareholders. Any stockholder or group of shareholders that represents, at least, ten percent of the common shares in which the capital stock is divided, shall have the right to name a Proprietary Board Member and an Alternate Board Member and in this case they can no longer exercise their rights to vote and appoint Proprietary Board Members and their Alternate Members that correspond to be elected by the majority. If any shareholder or group of shareholders that represents, at least, 10% (ten percent) of the common shares in which the capital stock is divided, exercises the right to name a Proprietary Board Member and its Alternate Member, the majority shall only have the right to appoint the number of lacking Board Members that it corresponds to said majority to appoint. Board Members shall be elected for one year and shall continue in the performance of their responsibilities even though the period for which they were elected may have concluded, until the persons named to substitute them take possession of their positions. Board Members can be re-elected and shall receive the compensation determined by the General Shareholders Meeting. The appointed

Alternate Board Members shall substitute their respective Proprietary Board Members who may be absent.

     In the operation of the Board of Directors and only for the administrative effects of the Securities Market Law, measures shall be taken to ensure that the following principles be fulfilled:

          The Board of Directors shall not have more than 20 (twenty) members.

          At least 25% (twenty five percent) of the Members of the Board shall be independent in the terms of the provisions of Article 14 Bis of the Securities Market Law.

          For each proprietary board member, a respective alternate member shall be appointed, in the understanding that the alternate board members of the independent board members, must have this same nature.

          The audit committee report must be presented to the shareholders meeting.

          The Statutory Auditor must be called, in addition to all of the meetings of the Board of Directors, to the meetings of those intermediary consultation organisms upon which the Board of Directors may have delegated any power or authority.

     The requirements provided for in the previous paragraph are not formalities that these By-Laws require, nor do they generate nor confer the right to the shareholders or to third parties in regard to the juridical acts, contracts, agreements, arrangements or any other act entered into by the Corporation by means of or through its Board of Directors or any other intermediary organ, delegate, proxy or attorney in fact, nor shall they be considered requirements of the validity or existence of said acts.

     THIRTY-SECOND. Nor the members of the Board of Directors nor its alternate members nor the Statutory Auditor and its alternate officer, nor, in its case, the members of the Executive Committee nor any other Committee, including the Audit Committee nor the administrators and managers must provide guarantee to ensure the compliance of the liabilities they could be subject to in the performance of their commissions, except if the Shareholders Meeting that appointed them may have established such an obligation.

     THIRTY-THIRD. The Board of Directors shall meet at least once every three months in Mexico City or in any other place within the Mexican Republic that may be set for that effect, and on the dates that may be established by the Board itself for that purpose. These meetings must be called by at least 25% (twenty five percent) of the Board Members, by the Chairman of the Board or by any one of the Corporation's Statutory Auditor or by the Secretary or Pro-Secretary of said collegiate body.

     In addition to the ordinary meetings referred to previously, the Board of Directors shall meet whenever their members are called by means of written evidence, to such effect with no less than five natural days in advance, by the Chairman or by at least 25% (twenty five percent) of the Board Members or by one of the Statutory Auditors or by the Secretary or Pro-Secretary of said collegiate body. The Statutory Auditors must be called to all of the Board Meetings, to which they may attend without the right to vote.

     The calls for the Board of Directors Meetings must contain the agenda to which the respective meeting must abide by. The Board shall function validly whenever the majority of the members attend it and provided that the majority of those attending are Mexican and their resolutions shall be valid if they are adopted by the majority of votes of the board members that attend the Meeting. In case of a tie, the Chairman of the Board of Directors shall have a casting vote.

     To resolve in regard to any of the matters related with items (1) to (12) of the Fortieth Clause, the Board of Directors shall previously consult the Executive Committee. To this effect, the Executive Committee shall have the obligation of making its recommendation available in a term no longer than ten natural days counted as of the requisition of the Board, the Chairman of the Board of Directors, or of the General Director of the Corporation. In case the Executive Committee should not make its recommendation available within the indicated term or else if the Members of the Committee should not reach an agreement during a duly called meeting of said Committee, then the Board shall resolve regarding any item, even without having received any recommendation at all from the Executive Committee.

     Notwithstanding the above mentioned, if it should be determined by the majority of the Members of the Board of Directors or of any organ of the Corporation, including the General Director, in good faith that the matter subject to review by the Executive Committee cannot wait until the next meeting for it to be reviewed and considered, because time is of the essence, then this matter in particular can be resolved by the Board and/or any organ of the Corporation including the General Director, without the Executive Committee's recommendation.

     THIRTY-FOURTH. Minutes shall be drafted for each Meeting of the Board, in which shall be recorded the approved resolutions, which minutes must be registered in the corresponding minute book and shall be signed by whoever presided the Meeting and by the person who acted as Secretary.

     In compliance with the provisions of the last paragraph of Article One Hundred and Forty Three of the General Law of Commercial Corporations, the Board of Directors may validly adopt resolutions without being necessary for its members to meet personally in a formal meeting; the same holds for the Executive Committee. The agreements taken outside of meeting must be approved, in all cases, by the favorable vote of the total number of the Ordinary members of the organ in question or, in case of definitive absence or disability of any of them, the favorable vote of the corresponding alternate member, in compliance with the following provisions:

          I. The Chairman, by his own initiative, or by request of the Statutory Auditor or any two proprietary members of the Board of Directors or of the Executive Committee, must communicate to all of the proprietary members or, in its case, to the alternate members of the social organ in question and to the Statutory Auditor, verbally or in writing, and by whatever means he may deem convenient, regarding the agreements they intend to take outside of formal meetings and the reasons that justify such action. In addition, the Chairman must provide to all of them, in the event that they request so, all of the documentation and clarifications that they may require to such effect. The Chairman can be assisted by one or more members of the Board or the Committee as he may determine or of the Secretary or the alternate Secretary, to carry out the referred communications.

          II. In the event that the entire number of proprietary members of the Board or of the Executive Committee or, in its case, the alternate members whose vote is required, should verbally state to the Chairman or the members assisting him, regarding their consent to the agreements or resolutions that were submitted for their consideration, they must confirm in writing their consent at the latest, the second business day following the date when they had stated it in the form established in Subparagraph III following. The written confirmation must be sent to the Chairman and the Secretary by mail, telex, telefax, telegram or courier service, or through any other means that may guarantee that the confirmation shall be received within the two following business days.

          III. For the effects of the provisions of Subparagraph II above, the Chariman must send to each one of the members of the organ in question, either directly or by means of the parties that are assisting him, a formal project for the minutes that shall contain the agreements or resolutions that it is intended to adopt outside of the sessions and any other documentation that it may deem necessary, with the purpose of, if its necessary, once the amendments required are made, the project of the minutes in question shall be re-sent to the Chairman and the Secretary, duly signed, by each one of the Board or Executive Committee members, as the case may be.

          IV. Once the Chairman and the Secretary receive the written confirmations of the total number of members of the organ in question, they shall proceed to immediately register the approved minutes in the respective minute book, that shall contain the entire number of the agreed resolutions, which shall be legalized by the signature of the Chairman and the Secretary. The date of such minutes shall be that when the verbal or written consent was obtained of all of the members in question, even though at that moment the written confirmations had not yet been received, and which, once they have been received, must be included in the file that to this effect must be kept by the Corporation. Besides, also to be included in the mentioned file are the written comments that, if it had been the case, had been made by the Statutory Auditor in regard to the respective resolutions project.

     THIRTY-FIFTH. During the first meeting carried out after the Shareholders Meeting that named it and if said Meeting may not have made the appointments or at any other meeting it holds, the Board of Directors shall name from among its members a Chairman, who must be Mexican and who may appoint, if he considers pertinent, one or several Vice Presidents, one Treasurer, and one Secretary, as well as one or several Pro-Treasurers and Pro-Secretaries, subject to the concept that the Treasurer, the Secretary, the Pro-Treasurers and Pro-Secretaries may or may not be Members of the Board of Directors. These positions, except those of Chairman and Vice President, those of Treasurer and Pro-Treasurer, of Secretary and Pro-Secretary can be performed by one sole person. The temporary or definitive absences of the Chairman may be substituted indistinctly by one of the Mexican Vice Presidents, if there should be one, and in absence of these, by any Mexican Board Member and those of the Treasurer and Secretary respectively, by a Pro-Treasurer and a Pro-Secretary, if there should be any, and in their absence, by the person appointed by the Board.

                 POWER AND AUTHORITY OF THE BOARD OF DIRECTORS

     THIRTY-SIXTH. The Board of Directors shall have full and most extensive powers and authority for the good administration of the Corporation's business, with full general power of attorney for lawsuits and collections, for administrative acts and to exercise acts of ownership, without any limitation whatsoever, that is, all of the general and special powers and authority that require special clause in accordance to the law, in the terms of the three first paragraphs of Article two thousand five hundred and fifty four of the Civil Code for the Federal District, including the powers and authorities listed in Article two thousand five hundred and eighty seven of the same legal code. In an enunciative but not limitative manner, the following powers and authorities are set forth expressly:

          I. Represent the corporation before all kind of authorities, whether Federal, State or Municipal; represent the Corporation before all types of persons, individuals or corporations, national or foreign; represent the corporation before the Conciliation Boards and before the Conciliation and Arbitration Boards, whether Federal or Local, with express powers for all of the effects provided for in subparagraphs II and III of Article 692 of the Federal Labor Law, in accordance with Articles 786 and 876 of the same regulatory body of laws, for which reason it is expressly authorized to answer and make questions in the name of and on behalf of the corporation, conciliate, compromise, to draw up agreements, to file claims and complaints, file and abandon all kinds of lawsuits and recourses, including the amparo suit and represent the corporation before all types of authorities, whether judicial, administrative or others that deal with hearing labor conflicts; present claims of amparo suit and, in its case, abandon such claims; present complaints and, if it should be the case, grant pardons; present complaints and act as assistant to the State's Attorney; abandon, compromise, submit to arbitration, answer and question position, challenge and receive payments.

          II. Grant, issue, endorse and become surety to all kinds of credit instruments.

          III. Appoint the officials, employees, managers and attorney's in fact of the corporation, to whom it must determine their duties, obligations and compensation.

          IV. Establish and close offices, branch offices or agencies.

          V. Acquire shares, partnership interest and securities issued by third parties and exercise the right to vote in regard to such shares or partnership interests of other companies, in the concept that the Board of Directors shall require the prior authorization of the Ordinary General Shareholders Meeting for the acquisition or transfer of shares or the exercise of the right of withdrawal, exclusively subject to the following assumptions:

               I. When the acquisition value of shares of another corporation, by virtue of one of several simultaneous or successive acquisitions, exceeds twenty percent of the value of the Corporation's net assets, as shown in its last statement of financial position. Likewise, the approval of the Ordinary General Shareholders Meeting shall be required if the shares or partnership interests are acquired of other corporations, the activities of which coincide with the industrial, commercial and services activities of this Corporation.

               II. When the sale value of shares of other corporations, by virtue of one or several simultaneous or successive sales, exceeds twenty percent of the value of the net assets, as shown in the Corporation's last statement of financial position. Likewise, the approval of the Ordinary General Shareholders Meeting shall be required if the shares or partnership interests are sold, if such sale implies, by virtue of one or several simultaneous or successive operations, the loss of control of the Corporation in question, the activities of which coincide with the industrial, commercial and services activities of this Corporation; and

               III. To exercise, in the terms of Article Two Hundred and Twenty of the General Law of Commercial Corporations, the right for withdrawal that corresponds to the variable capital stock of which the Corporation is the shareholder, when this represents, by virtue of one or several simultaneous or successive acts, the reimbursement of shares, the value of which exceeds twenty percent of the value of the net assets of the Corporation, as shown in the last statement of financial position. Likewise, the approval of the Ordinary General Shareholders Meeting shall be required if the withdrawal implies, by virtue of one or several simultaneous or successive acts, the loss of control of the Corporation in question, the activities of which coincide with the industrial, commercial and services activities of this Corporation;

               VI. Enter into, modify, terminate and rescind agreements.

               VII. Accept mandates on behalf of the Corporation from Mexican and Foreign individuals or corporations.

               VIII. Establish bank accounts and withdraw deposits from such accounts and appoint authorized persons for the use of the corporate signature, in order to deposit in the referred bank accounts and withdraw deposits from them, with whatever limitations the Board may see fit to establish.

               IX. Establish real and personal guaranties and fiduciary assignments to guarantee the corporation's liabilities and establish itself in joint and several debtor, guarantor and, in general, liable for the compliance of third party obligations and establish the real guaranties and fiduciary assignments to ensure the compliance of these liabilities.

               X. Confer, substitute and delegate general and special powers of attorney for acts of ownership, that must be granted so that they can be exercised jointly by at least two persons and confer, substitute and delegate general and special powers of attorney for administrative acts and lawsuits and collections, provided that with this the Board is not totally substituted in its responsibilities and to revoke powers of attorney.

               XI. Confer powers and authority to grant, subscribe, endorse and guarantee all kinds of credit instruments, in the understanding that the power to guarantee credit instruments must always be conferred for it to be exercised jointly by at least two persons.

               XII. Call the Shareholders Meetings and perform the resolutions that are agreed at the meetings.

               XIII. It shall be the exclusive and un-delegable authority of the Board of Directors to determine the direction in which voting should be cast that correspond to the stock owned by the Corporation, at the Shareholders Meetings of the corporations in which the Corporation is the holder of the majority of the stock.

               XIV. Enter into whatever juridical acts and adopt whatever determinations that may be necessary or convenient to accomplish the corporate purposes.

                    OF THE PRESIDENT AND THE VICE PRESIDENT

     THIRTY-SEVENTH. The President, who must be Mexican, shall preside the Shareholders Meetings and the Board of Directors Meetings, shall be the Board representative, shall perform the resolutions of the Meetings and of the Board of Directors, unless the former or the latter appoint a Delegate for the performance of such resolutions, shall monitor in general the corporate operations, making sure of the exact compliance with this document, of the regulations and the agreements and provisions of the Meetings, of the Board and of the Law and shall sign jointly with the Secretary, all of the Shareholders and Board minutes. In case of temporary or definitive absence of the Chairman, the responsibilities shall be performed with the same power and authority by one of the Vice Presidents; in absence of this person or the Vice Presidents, the majority of the Board Members shall appoint whoever shall temporarily substitute the Chairman of the Board, which person must be Mexican and among those appointed by the majority of the common stock.

                                OF THE TREASURER

     THIRTY-EIGHTH. The Treasurer shall have the powers and authority that the Board of Directors may confer, and, in case of absence, can substitute such party with the Pro-Treasurer and in absence of the latter, by the person that the Board may appoint.

                                OF THE SECRETARY

     THIRTY-NINTH. The Secretary shall have the powers and authority that the Board of Directors may confer and shall keep the minute books, in one of which it shall register and sign with the President all of the minutes of the Shareholders Meetings and in another registry book, all of the minutes of the Board of Directors. In case of absence, the Pro-Secretary, if there is one, shall take its place, and in the absence of this party, the person that the Chairman in fact may appoint.

                           OF THE EXECUTIVE COMMITTEE

     FORTIETH. With the favorable vote of the majority of the common shares representing capital stock, the Shareholders Meeting shall name from among the members of the Board of Directors, an Executive Committee that shall be formed by the number of proprietary members and, if it should be the case, of alternate members that the Meeting may determine. The majority of the members of the Executive Committee must be of Mexican nationality and appointed by Mexican shareholders by the favorable vote of the majority of the common shares representing the capital stock.

     The Executive Committee is a delegated organ of the Board of Directors and it shall have the powers and authority established in Clause Thirty-Eighth of the By-Laws, except the one referred in paragraph XII of such Clause, in the concept that the powers and authority conferred to the Executive Committee shall not include those reserved exclusively by the Law or the By-Laws to another organ of the corporation. The Executive Committee shall not be able to delegate the full amount of its powers and authorities to one or more attorneys in fact or delegates. Subject to the provisions of these By-Laws, specifically, the Executive Committee must initially examine and approve or, if it is the case, propose to the Board of Directors, for its approval, recommendations regarding the following matters:

          1. Any amendments, changes and other integral modification or reform to these corporate By-Laws;

          2. The issuance, authorization, cancellation, alteration, modification, reclassification, amortization or any change in, to, or in regard to any securities that represents the corporation's or any of its subsidiaries' capital stock.

          3. The sale or other disposal of, (except for inventories, obsolete assets or transferences in the ordinary course of business of the corporation, or of any of its subsidiaries), or to impose a lien or encumbrance (except assessments derived from the law) upon any asset of the corporation or its subsidiaries with value in excess of the equivalent in Mexican currency of $175 (one hundred and seventy five) million Dollars, legal currency of the United States of America,

          4. Begin a new line of business, or the purchase of the interest in, another person or entity for the corporation, or its subsidiaries for or in an amount in excess of the equivalent in Mexican currency of $100 (one hundred) million Dollars, legal currency of the Unites States of America,

          5. Discussion of the annual budget of capital expenses,

          6. Review and consideration of any transaction related to additional net debt, loans or borrowings of the corporation or its subsidiaries, new, in excess of the equivalent in Mexican currency of $150 (one hundred and fifty) million Dollars, legal currency of the United States of America, or a new revolving credit facility of the corporation or any of its subsidiaries allowing an aggregate amount of loans for one occasion in excess of the equivalent in Mexican currency of $150 (one hundred and fifty) million Dollars in legal currency of the United States of America;

          7. Discussion of the business plan or annual budget;

          8. Review and consideration of the corporation's General Director;

          9. Merger or other similar transaction that affects the corporation or its subsidiaries;

          10. Enter into agreements or transactions, in or for the direct benefit of certain "AA" Series stockholder or of its subsidiaries, without such a transaction having been contemplated within the policies adopted by the Executive Committee;

          11. Discussion of the corporation's dividend policy; and

          12. The transference of tradenames and important trademarks or the commercial good-standing associated with them.

     The above matters may be resolved indistinctly by the Board of Directors or by the Executive Committee.

     The Executive Committee shall function validly whenever the majority of the members that form it attend and whenever the majority of the members appointed by Mexican shareholders are present and their resolutions shall be valid if they are adopted by the majority of votes of those attending: the Members of the Executive Committee shall make use of its best efforts to reach common positions in the matters that come before them.

     If it should be the case of a tie, the Chairman of the Committee shall have a casting vote.

     The Executive Committee shall meet with the frequency that may be necessary in order to be permanently involved in the matters of its sphere of competence. In any case, the Committee shall meet whenever it is considered necessary but at least before each meeting of the Board of Directors. Its members must be called at least 5 (five) calendar days in advance, by means of telefax and courier service, in the understanding that a shorter term may be used or that the requirement can be omitted if all of the members of the Executive Committee approve it. The calls must contain, among other aspects, an agenda identifying with reasonable detail all of the matters to be discussed in the meeting and shall be sent together with copies of relevant documents to be discussed during the meeting. In case the meeting of the Committee is called and a matter not contained in the call is discussed in regard to which the relevant documents to be discussed were not delivered to the members of the Committee, and in regard to which a unanimous resolution is not reached, then, the handling of said matter shall be deferred until the following regular Committee meeting, or until it can be unanimously resolved or the indicated requirements may be corrected.

     Notwithstanding the above mentioned, if it is determined in good faith by the majority of the members of the Executive Committee that the matter subject to review by the Executive Committee cannot wait until the next regular meeting of the Executive Committee for its revision and consideration because time is of the essence, then this matter in particular could be resolved by a simple majority of those present and must be discussed with all of the Committee members before any resolution is taken and the perspective of each member of the Committee shall be reflected in the minutes of the next regular Committee session.

     The Executive Committee shall create its own rules of procedure, on the basis of these ByLaws, which must be submitted to the approval of the Board of Directors.

     In any case, the Statutory Auditor of the corporation shall be called to the Executive Committee's Meetings where they shall not have the right to vote and the Executive Committee shall inform the Board of Directors, at the Meetings that the Board conducts, in regard to the exercise it may have made of its powers and authority.

     FORTIETH BIS. The Corporation, by means of the Board of Directors, shall constitute an Audit Committee which shall be installed in the form and terms indicated as follows:

          1. The Audit Committee shall be formed by Board Members, of which the President and the majority of them must be independent and shall have the presence of the Corporation's Statutory Auditor(s), who shall attend their meetings as invited guests without the right to vote.

          The Audit Committee shall name a Secretary, that shall not be required to be member of that organ, and that shall perform the tasks inherent to its title or that may be assigned by the Committee itself.

          The Audit Committee shall have, among others, the following responsibilities:

               Prepare an annual report regarding its activities and present it to the Board of Directors;

               Offer its opinion regarding transactions with related persons referred to in paragraph XV of Clause Thirty-Sixth of these By-Laws, and

               Propose the hiring of independent specialists for those cases it may consider convenient, in order that they express their opinion regarding the transactions referred to in item of paragraph XV of Clause Thirty-Sixth of these ByLaws.

          3. The Audit Committee may establish the rules for the regulation of its performance.

                           CORPORATION'S SURVEILLANCE

     FORTY-FIRST. The corporation's surveillance shall be incumbent upon the Statutory Auditor(s) and their corresponding alternate officers that by the majority of the votes of common stock, may be elected by the General Shareholders Meeting. The Statutory Auditor need not be shareholders and shall have the powers/authority and the obligations determined by the Law and shall remain in their positions for one year, in the understanding that they shall continue performing in such positions until those appointd to substitute them take possession of their office. The Statutory Auditor can be re-elected. The Alternate Statutory Auditor shall substitute the Regular Officers when the latter are unable, for whatever reason, to perform the tasks inherent to their commission.

     In addition, the holders of shares with or without voting rights that represent at least 10% (ten percent) of the capital stock, can appoint a Statutory Auditor. The appointments of the Statutory Auditor appointd by the minority shareholders can only be revoked when those of the rest of the officers are revoked.

     FORTY-SECOND. In order to perform the position of Statutory Auditor, those so elected must guarantee their performance in the same manner as the Board Members, as set forth in Clause Thirty-Second.

                        FISCAL YEARS AND BALANCE SHEETS

     FORTY-THIRD. The fiscal years shall last twelve months and comprise from the first of January to the thirty-first of December of each year.

     FORTY-FOURTH. At the end of each fiscal year, the Board of Directors shall prepare a report that must include, at least, the information referred to in article 172 of the General Law of Commercial Corporations, which must be completed within the three months following the closing of the corresponding fiscal year. The Board of Directors shall deliver the report to the Statutory Auditor(s), at least one month before the date of the Meeting that must discuss the report, together with the justifying documents. At least fifteen days in advance of the date set for the Meeting to take place that shall discuss the Board Members report, the Statutory Auditor(s) must conclude its report regarding the veracity, sufficiency and reasonability of the information presented by the Board of Directors, in which must be included, at least, all of the information referred to in paragraph IV of Article 166 of the General Law of Commercial Corporations. The Board of Directors' report which is referred to in this clause, including the Statutory Auditor(s) report, must be completed and placed at the disposal of the shareholders at least fifteen days before the date of the Meeting that shall discuss it. The shareholders shall have the right to receive a copy of the corresponding report.

       RESERVE FUND AND SYSTEM FOR THE DISTRIBUTION OF PROFITS AND LOSSES

     FORTY-FIFTH. The net profits that if it should be the case, are shown on the balance sheet, after being approved by the Ordinary Annual Shareholders Meeting, shall be distributed in the following form:

          a). In the first instance, five percent shall be set aside for the constitution or re-constitution of the legal reserve fund, until it represents an amount equal to the fifth part of the capital stock.

          b). Then an amount that, in its case, shall be agreed by the General Meeting to be set aside and constitute the extraordinary, special or additional funds that may be considered convenient.

          c). Also set aside shall be the amounts that the General Meeting agrees to apply in order to create or increase the general or Extraordinary reserves, including, if it were the case, the reserve for the acquisition of own stock referred to in Paragraph I of Article Fourteenth Bis of the Securities Market Law.

          d). The amount that may be necessary shall be applied to the payment of the preferential dividend for the fiscal year in question to which the "L" Series shareholders are entitled or, in its case, to the payment of preferential dividends accumulated from previous fiscal years.

          e). The remainder of the net profits may be distributed as a dividend among the shareholders, in proportion to their respective payments of the stock which they are shareholders, of those in which the capital stock is divide.

     Dividend payments shall be made in exchange for the respective coupons, unless the Shareholders Meeting should decide another form of evidence. Dividends not collected in five years counted as of the date set for their payment shall prescribe in favor of the corporation.

     The annual Meeting shall establish compensation for Board Members and Statutory Auditor.

     If there should be losses, these shall be sustained by the shareholders in proportion to the respective number of their shares, with the shareholders obligation always being limited to the payment of the amount of their underwriting, without any additional payment being demandable from said shareholders.

                             CAUSES FOR DISSOLUTION

     FORTY-SIXTH. The Corporation shall be dissolved:

          I. At the expiration of the term set forth in this document.

          II. Due to the impossibility to continue to carry out the corporation's business purposes.

          III. By the agreement of the partners taken in accordance with the corporate articles of incorporation and the Law.

          IV. Because the number of shareholders should become less than five, the minimum required by the Law.

          V. Because of the loss of two thirds of the capital stock.

                           BASES FOR THE LIQUIDATION

     FORTY-SEVENTH. Once the dissolution has been agreed, the corporation shall be placed in liquidation and the Extraordinary General Shareholders

Meeting shall appoint, by a majority of common stock votes, one or several liquidators, who shall be the corporation's representatives and have the powers and authority and the obligations set forth in Article two hundred and forty two of the General Law of Commercial Corporations, they must proceed with the distribution of the remainder among the shareholders, in accordance with the provisions of Articles two hundred and forty seven and two hundred and forty eight of the mentioned law, and as follows:

          I. They shall conclude the pending operations or transactions in the manner they consider most convenient,

          II. They shall collect credits and pay debts by selling the Corporation's assets that may be necessary for this effect;

          III. They shall draft the final liquidation balance sheet; and

          IV. Once the final liquidation balance sheet is approved, they shall distribute the distributable net assets among the shareholders as follows:

               1. The "L" Series stock holders shall be paid the preferential dividend equivalent to five percent of the theoretic value of the stock that corresponds to them and that has not been paid to them;

               2. Series "AA" and "A" common or ordinary shareholders shall be paid a dividend equivalent to the dividend paid to the "L" Series shareholders that is referred to in number 1 above of this Paragraph IV.

               3. Once having paid for the items referred to in numbers 1 and 2 above, the "L" Series shareholders must be paid with the reimbursement per share equivalent to their theoretic value of $0.025 per share;

               4. From the remainder, the "AA" and "A" Series shareholders shall be paid with an amount equal to that referred in number 3 above mentioned; and

               5. The remainder shall be distributed equally among all of the shareholders and in proportion to the number of the shares and their exhibited amount, of which each one of them is the holder. In case of discrepancy among the liquidators, the Statutory Auditor must call to an the Extraordinary General Shareholders Meeting in order to resolve the questions upon which there may exist divergencies.

     FORTY-EIGHTH. The founding partners do not reserve any rights whatsoever.

     FORTY-NINTH. The provisions of the General Law of Commercial Corporations shall govern over all matters regarding which there is no express clause contained in this document.

     FIFTIETH. Whatever controversy that may arise by reason of the incorporation, interpretation and fulfillment of this agreement, or the ones in which the corporation is a party, shall be submitted to the federal courts of the United Mexican States."